Exhibit 99.1

N-Vision Group

Consolidated Financial Statements

As of and for the year ended December 31, 2014

Approval of the

Consolidated Financial Statements

These consolidated financial statements of N-Vision B.V. and its subsidiaries (the “N-Vision Group”) as of and for the year ended December 31, 2014, have been prepared in order to present the financial position, financial results and cash flows of the N-Vision Group in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, issued and effective as at the balance sheet date and are audited.

The consolidated financial statements of the N-Vision Group as of and for the year ended December 31, 2014 include the: consolidated income statement, consolidated statement of comprehensive income, consolidated balance sheet, consolidated statement of changes in shareholders’ equity, consolidated cash flow statement and notes to the consolidated financial statements. These consolidated financial statements were authorized for issuance by the Management Board of N-Vision B.V.

Duma Corporate Services B.V.

Tenbit B.V.

Amsterdam, May 15, 2015

N-Vision Group

Independent Auditor’s Report

To the Management Board of N-Vision B.V.

We have audited the accompanying consolidated financial statements of N-Vision B.V. and its subsidiaries (the ‘N-Vision Group’), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the N-Vision Group’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the N-Vision Group’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers Sp. z o.o., Al. Armii Ludowej 14, 00-638 Warszawa, Poland
T: +48 (22) 523 4000, F: +48 (22) 523 4040, www.pwc.com

PricewaterhouseCoopers. Sp. z o.o. is entered into the National Court Register maintained by the District Court for the Capital City of Warsaw under KRS number 0000044655, NIP 526-021-02-28. The share capital is PLN 10.363.900. The seat of the Company is in Warsaw at Al. Armii Ludowej 14.

Basis for Qualified Opinion

As discussed in Note 2, the accompanying financial statements do not include comparative figures for the prior year as required by lAS 1 Presentation of Financial Statements. In our opinion, inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s financial statements.

Qualified Opinion

In our opinion, except for the effects of the matter discussed in the Basis for Qualified Opinion paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the N-Vision Group as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

May 15, 2015

2

N-Vision Group

Consolidated Income Statement

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

		Year ended
	Note	December 31, 2014
Revenue	5	1,593,804
Cost of revenue	6	(886,184)
Selling expenses	6	(107,276)
General and administration expenses	6	(147,235)
Share of profits/ (losses) of associates and joint ventures	25	31,651
Other operating expenses, net		(3,062)
Incremental costs related to the potential change of control transaction	6	(37,263)

Operating profit		444,435
Interest income	7	9,747
Finance expense	7	(357,937)
Foreign exchange losses, net	7	(74,951)

Profit/ (loss) before income tax		21,294
Income tax (charge)/ credit	23	(1,592)

Profit/ (loss) for the period		19,702

Profit/ (loss) attributable to:
Owners of the parent		(57,372)
Non-controlling interest	26	77,074

		19,702

The accompanying notes are an integral part of these consolidated financial statements.

F- 3 -

N-Vision Group

Consolidated Statement of Comprehensive Income

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

		Year ended
	Note	December 31, 2014
Profit/ (loss) for the period		19,702
Other comprehensive income/ (loss) reclassifiable to income statement when specific conditions are met:
Cash flow hedge – foreign exchange forward contracts	13	1,555
Income tax relating to components of other comprehensive income/ (loss)	23	(285)
Share of other comprehensive income/ (loss) of associates	25	3,928
Currency translation difference		(31,495)

Other comprehensive loss for the period, net of tax		(26,297)

Total comprehensive income/ (loss) for the period		(6,595)

Total comprehensive income/ (loss) attributable to:
Owners of the parent		(86,209)
Non-controlling interest	26	79,614

		(6,595)

The accompanying notes are an integral part of these consolidated financial statements.

F- 4 -

N-Vision Group

Consolidated Balance Sheet

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

	Note	As at December 31, 2014
ASSETS
Non-current assets
Property, plant and equipment	8	364,943
Goodwill	9	144,127
Brands	10	32,862
Other intangible assets	11	69,803
Non-current programming rights	12	152,272
Investments in associates and joint ventures	25	1,762,457
Deferred tax asset	23	311,461
Other non-current assets	15	1,071

		2,838,996
Current assets
Current programming rights	12	222,610
Trade receivables	14	350,243
Prepayments and other assets	15	93,107
Derivative financial assets	13	1,202
Restricted cash	16	91,371
Bank deposits with maturity over three months	16	45,000
Cash and cash equivalents	16	270,763

		1,074,296

TOTAL ASSETS		3,913,292

EQUITY
Shareholders’ equity/ (deficit)
Share capital	17	227,186
Share premium		968,725
Other reserves and deficits		(2,248,440)
Accumulated profit		301,173
Cumulative translation adjustment		14,186

		(737,170)
Non-controlling interest	26	458,867

		(278,303)
LIABILITIES
Non-current liabilities
Non-current borrowings	19	3,562,190
Deferred tax liability	23	5,819
Non-current trade payables	20	11,435
Other non-current liabilities		16,625

		3,596,069
Current liabilities
Current trade payables	20	161,895
Current borrowings	19	96,405
Derivative financial liabilities	13	214
Corporate income tax payable		—
Other liabilities and accruals	21	337,012

		595,526

Total liabilities		4,191,595

TOTAL EQUITY AND LIABILITIES		3,913,292

The accompanying notes are an integral part of these consolidated financial statements.

F- 5 -

N-Vision Group

Consolidated Statement of Changes in Shareholders’ Equity

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

	Number of			Other			Total equity
	shares			reserves		Cumulative	attributable	Non-
	(not in	Share	Share	and	Accumulated	translation	to owners of	controlling	Total equity
	thousands)	capital	premium	deficits (*)	profit	adjustment	the Company	interests	/ (deficit)
Balance as at January 1, 2014	58,818,806	227,186	968,725	(2,259,125)	357,807	45,681	(659,726)	444,079	(215,647)
Total comprehensive income/(loss) for the period	—	—	—	2,658	(57,372)	(31,495)	(86,209)	79,614	(6,595)

Share buyback (see Note 18)	—	—	—	(154)	—	—	(154)	(122,423)	(122,577)
Transactions with non-controlling interest – Share option plan	—	—	—	25,271	738	—	26,009	43,029	69,038
Business combinations and transactions with non-controlling interests	—	—	—	(17,090)	—	—	(17,090)	14,568	(2,522)

Balance as at December 31, 2014	58,818,806	227,186	968,725	(2,248,440)	301,173	14,186	(737,170)	458,867	(278,303)

(*)	Other reserves and deficits

			Other reserves
			related to
	Employee share		transactions with
	option plan	Cash flow	non-controlling	Reorganization
	reserve	hedge	interest	reserve	Total
Balance as at January 1, 2014	16,241	(1,300)	(2,540,808)	266,742	(2,259,125)
Transactions with non-controlling interests – Share option plan	25,271	—	—	—	25,271
Credit for the period	—	795	—	—	795
Deferred tax on credit for the period	—	(145)	—	—	(145)
Share buyback	—	—	(154)	—	(154)
Share of other comprehensive income of associates	—	2,008	—	—	2,008
Business combinations and transactions with non-controlling interests	—	—	(17,090)	—	(17,090)
Expiry of share option plan of TVN S.A.	(41,512)	—	41,512	—	—

Balance as at December 31, 2014	—	1,358	(2,516,540)	266,742	(2,248,440)

The accompanying notes are an integral part of these consolidated financial statements.

F- 6 -

N-Vision Group

Consolidated Cash Flow Statement

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

	Note	Year ended December 31, 2014
Operating activities
Cash generated from operations	22	610,179
Tax paid, net		(1,668)

Net cash generated by operating activities		608,511

Investing activities
Distribution received from an associate	25	8,133
Payments to acquire property, plant and equipment		(49,439)
Proceeds from sale of property, plant and equipment		1,732
Payments to acquire intangible assets		(22,618)
Bank deposits with maturity over three months		(45,000)
Interest received		8,571

Net cash (used in)/ generated by investing activities		(98,621)

Financing activities
Issue of shares, net of issue cost	26 (i)	69,038
Share buyback	18	(122,577)
Acquisition and repayment of the Notes	19	(243,963)
Repayments of the Cash Loan	19	(21,021)
Bank charges		(7,142)
Settlement of foreign exchange forward contracts	13	(1,584)
Acquisition of non-controlling interest		(2,525)
Restricted cash	16	(14,340)
Interest paid		(295,030)

Net cash used in financing activities		(639,144)

(Decrease)/ increase in cash and cash equivalents		(129,254)

Cash and cash equivalents at the start of the period		401,375
Effects of exchange rate changes		(1,358)

Cash and cash equivalents at the end of the period		270,763

The accompanying notes are an integral part of these consolidated financial statements.

F- 7 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

1.	N-VISION B.V.

These consolidated financial statements were authorized for issuance by the Management Board of N-Vision B.V. on May 15, 2015.

N-Vision B.V. (“N-Vision” or the “Company”) was incorporated on March 9, 1995 under the laws of the Netherlands and has its corporate seat in Amsterdam, the Netherlands.

The Company is a holding company, which through its direct subsidiary, Polish Television Holding B.V. (“PTH”), holds controlling interest in TVN S.A. (“TVN”), an entity domiciled in Poland. TVN S.A. (and collectively with all of TVN’s subsidiaries, referred to as “TVN Group”) is Poland’s leading commercial television broadcaster operating ten television channels and one teleshopping channel in Poland: TVN, TVN 7, TVN 24, TVN Meteo, TVN Turbo, ITVN, TVN Style, TVN 24 Biznes i Świat, NTL Radomsko, TTV and Telezakupy Mango 24. The TVN Group’s channels broadcast news, information and entertainment shows, series, movies and teleshopping.

The TVN Group together with Groupe Canal+ S.A. (“Canal+ Group”) operate a Polish leading premium direct-to-home (“DTH”) digital satellite platform nC+, which offers technologically advanced pay television services. The TVN Group in its online activities is a partner to Ringier Axel Springer Media AG (“RAS”), which through Grupa Onet.pl S.A. (“Grupa Onet.pl”) operates Onet.pl, the leading internet portal in Poland.

The Company is a subsidiary of the ITI Group (“ITI Group”), holding 51% interest with the remaining 49% held by Canal+ Group. ITI Group’s principal activities are television broadcasting and production and investment holding. The ITI Group’s parent company is International Trading and Investments Holdings S.A., Luxembourg (“ITI Holdings”). ITI Holdings and therefore ITI Group is privately held.

On October 16, 2014 ITI Group and Canal+ Group, who together control 51% of TVN Group, announced their intent to jointly review their strategic options in connection with the possible disposal of their investment in TVN Group. In connection with this announcement, TVN Group has appointed financial and legal advisors to support TVN Group during this process, and has also agreed to manage and finance the conducting of various due diligence processes (see Note 6 for expenses incurred by the N-Vision Group). See also Note 19 which describes certain prepayments options related to the Notes which may be exercised by holders of the Notes in case of change of control over TVN S.A. and Note 32 related to the events after the reporting period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1.	Basis of preparation

These financial statements of the N-Vision Group have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the IASB. These are the first consolidated financial statements prepared by the N-Vision Group in accordance with IFRS as issued by IASB.

The consolidated financial statements of the N-Vision Group for year ended December 31, 2014 were prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS EU”); these consolidated financial statements were authorised for the issue on February 6, 2015. As at 31 December 2014 there are some differences between IFRS as adopted by EU and IFRS as issued by IASB, nevertheless the N-Vision Group is not affected by those differences.

Due to the fact that there are no differences for the N-Vision Group between IFRS as adopted by EU and IFRS as issued by IASB therefore these consolidated financial statements prepared in accordance with IFRS as issued by IASB are a continuation of the

These notes are an integral part of these consolidated financial statements.

F- 8 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

consolidated financial statements prepared in accordance with IFRS EU and IFRS 1 “First time adoption of IFRS” has not been applied.

The difference between the consolidated financial statements for year ended December 31, 2014 prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS UE financial statements”) and these consolidated financial statements for the same year prepared in accordance with International Financial Reporting Standards as issued by IASB (“IFRS IASB financial statements”) result from the adjusting post balance sheet events that occurred between the date of the authorisation for the issue of the IFRS EU financial statements (i.e. February 6, 2015) and the date of the authorisation of these IFRS IASB financial statements for the issue. These post balance sheet events relate to the update of provision for Long-Term Incentive Plan (see note 29) in the amount of 32,149 and deferred tax asset calculated on this temporary difference in the amount of 6,108.

These financial statements have been prepared to fulfill the United States Securities and Exchange Commission reporting requirements and in connection with the plans of Scripps Networks Interactive Inc. Group (that entered into a share purchase agreement described in note 32) to raise indebtedness on international capital markets. The N-Vision Group does not present comparable figures as required under IFRS. Such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. These consolidated financial statements are prepared on a going concern basis, please refer to Note 31.2 for a detailed discussion on the liquidity position of the N-Vision Group. As of December 31, 2014 N-Vision Group has negative Shareholders’ equity in the amount of 278,303, however the main operating subsidiary TVN Group is generating profits sufficient to support the operations of N-Vision Group. Therefore the negative Shareholders’ equity does not have an impact on a going concern assessment of the N-Vision Group.

The Company also prepares on an annual basis unaudited separate financial statements in accordance with accounting principles generally accepted in the Netherlands for statutory purposes. For statutory purposes the Company does not prepare consolidated financial statements.

The accounting policies used in the preparation of the consolidated financial statements as of and for the year ended December 31, 2014 are consistent with those used in the consolidated financial statements as of and for the year ended December 31, 2013 prepared in accordance with the IFRS as adopted by EU except for application of IFRS 12 which has not been applied in 2013 and the application of standards, amendments to standards and IFRIC interpretations which according to effective dates determined by IASB became effective January 1, 2014:

(i)	Application of IFRS 12 Disclosure of Interests in Other Entities (effective date set by IASB – 1 January 2013)

The standard replaced the disclosure requirements in IAS 27 Consolidated and Separate Financial Statements, IAS 28 Investments in Associates and IAS 31 Interests in Joint Ventures. It applies to entities that have an interest in a subsidiary, a joint arrangement, an associate or an unconsolidated structured entity.

The new standard requires disclosures in a number of areas, including significant judgements and assumptions made in determining whether an entity controls, jointly controls, or significantly influences its interests in other entities, extended disclosures on share of non-controlling interests in group activities and cash flows, summarized financial information of

These notes are an integral part of these consolidated financial statements.

F- 9 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

subsidiaries with material non-controlling interests and detailed disclosures of interests in unconsolidated structured entities.

The new disclosures required by IFRS 12 are presented in Notes 25, 26 and 27.

(ii)	The other standard, amendments and interpretations effective from 1 January 2014

Other standards, amendments to standards or IFRIC interpretations effective from January 1, 2014 are either not relevant for the N-Vision Group or do not have significant impact on the N-Vision Group’s consolidated financial statements.

These consolidated financial statements are prepared under the historical cost convention, as modified by the revaluation of financial assets and financial liabilities (including derivative instruments) at fair value through income statement.

2.2.	Business combination transactions and reorganisation transaction under common control

The N-Vision Group has the policy to account for business combination transactions (i.e. where the acquirer and the acquiree are businesses) under common control using the acquisition method under IFRS 3 Revised (as further described in Note 2.4 Business Combinations).

Transactions which are not a business combinations (i.e. where the business is transferred to the holding company which does not meet the definition of a business), are accounted for using the reorganization method. Under the reorganization method, the transaction is accounted for using the carrying amounts of the assets and liabilities from the financial statements of the combining entities.

The comparatives are restated as if both entities were combined starting from the beginning of the earliest presented period.

The share capital and the share premium of the transferred entity is eliminated, all other elements of the equity (including retained earnings) of the transferred entity are recognized from the beginning of the earliest presented period at N-Vision Group’s share in the transferred entities net assets.

The equity shows the share capital and the share premium of the acquirer.

The reorganization method was used in the first consolidated financial statements prepared in accordance with IFRS EU for the year ended 31 December 2012 to account for the acquisition by N-Vision of an interest in TVN Group and subsequent increases in the Company’s holding in TVN. The differences between cost of investment and the carrying amounts of the assets and liabilities from the consolidated financial statements of TVN Group is recorded in equity as part of the “reorganization reserve” and “other reserves related to transactions with non-controlling interest”.

The interest in TVN Group not held by Company is shown as the Non-controlling interest in all presented periods.

These notes are an integral part of these consolidated financial statements.

F- 10 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3.	Consolidation

Subsidiary undertakings, which are those companies in which the N-Vision Group, directly or indirectly, has an interest of more than half of the voting rights or otherwise has power to exercise control over the operations, have been consolidated. Subsidiaries are consolidated from the date on which effective control is transferred to the N-Vision Group, and are no longer consolidated from the date the N-Vision Group ceases to have control.

All intercompany transactions, balances and unrealized gains and losses on transactions between N-Vision Group companies have been eliminated. Unrealized losses on transactions between N-Vision Group companies are eliminated to the extent they are not indicative of an impairment.

Transactions with non-controlling interests are transactions with equity owners of the N-Vision Group. For purchases of shares from non-controlling interests, the difference between the fair value of consideration and the relevant share acquired of the carrying value of the net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity. The transaction costs of an equity transaction are accounted for as a deduction from equity (net of any related income tax benefit) to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided.

When the N-Vision Group ceases to have control any retained interest in the entity is re-measured to its fair value at the date when control is lost, with the change in the carrying amount recognized in the income statement. The fair value is the initial carrying amount for purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset.

2.4.	Business combinations

The N-Vision Group applies the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the N-Vision Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the N-Vision Group recognizes any non-controlling interest in the acquiree at the non-controlling interest’s proportionate share of the acquiree’s net assets or at the fair value.

The excess of the sum of consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previously held equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognized directly in the income statement.

2.5.	Joint arrangements – Joint ventures

The N-Vision Group classifies its joint arrangements as either joint operations or joint ventures depending on the rights of the venturers to assets and obligations towards liabilities of a joint arrangement.

These notes are an integral part of these consolidated financial statements.

F- 11 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interests in joint ventures are accounted for using the equity method. Under this method, the interests are initially recognised in the consolidated balance sheet at cost and adjusted thereafter to recognise the N-Vision Group’s share of the post-acquisition profits or losses, and movements in other comprehensive income, in income statement and other comprehensive income respectively.

Where the N-Vision Group’s share of losses in a joint venture equals or exceeds its interests in the joint ventures (which include any long-term interests that, in substance, form part of the N-Vision Group’s net investment in the joint ventures), the N-Vision Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the joint ventures.

Unrealised gains on transactions between the N-Vision Group and its joint ventures are eliminated to the extent of the N-Vision Group’s interest in the joint ventures. Unrealised losses are also eliminated, unless the transaction provides evidence of an impairment of the asset transferred.

The N-Vision Group does not have any joint operations.

2.6.	Associates

Associates are all entities over which the N-Vision Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for under the equity method and are initially recognized at cost (cost comprises also the transaction costs incurred). The N-Vision Group’s investment in associates includes goodwill identified on acquisition, net of any accumulated impairment loss.

The N-Vision Group’s share of post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition other comprehensive income and movements in equity is recognized appropriately in other comprehensive income or in equity. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment.

When the N-Vision Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the N-Vision Group does not recognize further losses, unless it is obliged to cover losses or make payments on behalf of the associate. Unrealized gains on transactions between the N-Vision Group and its associates are eliminated to the extent of the N-Vision Group’s interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the assets transferred.

Investments in associates are assessed for impairment in accordance with the policy in Note 2.14.

2.7.	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the committee which is responsible for assessing performance of the operating segments. The committee created on TVN level, which is composed of the Vice-President of the Management Board responsible, inter alia, for the TVN Group’s financial reporting and heads of the teams within the TVN Group’s financial department.

These notes are an integral part of these consolidated financial statements.

F- 12 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8.	Foreign currency

The accompanying financial statements are presented in Polish Zloty (“PLN”).

Items included in the financial statements of each of the N-Vision Group’s entities are measured using the currency of the primary economic environment in which the entity operates (functional currency). The functional currency of the Company and PTH is EUR; the functional currency of the main operating subsidiary (TVN) is PLN.

Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange applicable at the balance sheet date. Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Gains and losses arising from the settlement of such transactions and from the translation of foreign currency denominated monetary assets and liabilities at year-end exchange rates are recognized in the income statement. Qualifying cash flow hedges are recognized in other comprehensive income.

Changes in the fair value of monetary securities denominated in a foreign currency classified as available-for-sale are analysed between translation differences resulting from changes in the amortized cost of the security and other changes in the carrying amount of the security. Translation differences related to changes in amortized cost are recognized in the income statement, and other changes in carrying amount are recognized in other comprehensive income.

For available-for-sale financial assets that are non-monetary assets, the gain or loss that is recognized in other comprehensive income includes any related foreign exchange translation component.

The results and financial position of all the N-Vision Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet.

•	Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions).

•	Share capital is translated using the historical exchange rate; other equity positions are also translated using the historical exchange rate.

•	Any resulting exchange differences are recognised in other comprehensive income.

2.9.	Property, plant and equipment

Property, plant and equipment are stated at historical cost less depreciation. Where the carrying amount of an asset is greater than its estimated recoverable amount (the higher of fair value less costs to sell and its value-in-use), it is written down immediately to its recoverable amount (detailed policy for impairment testing is provided in the Note 2.14).

Subsequent expenditure relating to an item of property, plant and equipment is added to the carrying amount of the asset when it is probable that future economic benefits associated with the item will flow to the enterprise and the cost of the item can be measured reliably. All other repair and maintenance expenses are charged to the income statement during the financial period in which they are incurred.

These notes are an integral part of these consolidated financial statements.

F- 13 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Depreciation is charged so as to write off the cost of property, plant and equipment less their estimated residual values on a straight-line basis over their expected useful lives as follows:

Term
Buildings	up to 40 years
Television, broadcasting and other technical equipment	2-10 years
Vehicles	3-5 years
Studio vehicles	7 years
Leasehold improvements	up to 10 years
Furniture and fixtures	4-5 years

Leasehold improvements are amortized over the shorter of their useful life or the related lease term. Land is not depreciated. Depreciation of other assets is calculated using the straight-line method to allocate their cost less their residual values over their estimated useful lives.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are included in operating profit.

Assets’ residual values and useful lives are reviewed and adjusted if appropriate at least at each financial year end. No material adjustments to remaining useful lives and residual values were required as a result of the review as at December 31, 2014.

2.10.	Goodwill

Goodwill is tested for impairment annually or more frequently if there are indicators of possible impairment. Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

2.11.	Brands

Brands, both acquired through business combinations and acquired separately, unless an indefinite useful life can be justified, are amortized on a straight-line basis over their useful lives. Brands with an indefinite useful life are tested annually for impairment or whenever there is an indicator for impairment. The following useful lives are applied by the N-Vision Group:

Term
Mango Media	indefinite
Religia.tv	indefinite

2.12.	Other intangible assets

Broadcasting licenses

Expenditures on broadcasting licenses are capitalised and amortized using the straight line method over the license period.

Software and other

Software and other include acquired computer software, capitalised development costs, perpetual usufruct of land and other intangible assets.

Acquired computer software and other intangible assets are capitalised and amortized using the straight-line method over two to three years.

These notes are an integral part of these consolidated financial statements.

F- 14 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research expenditure is recognized as an expense as incurred. Costs incurred on development that can be measured reliably and that are directly associated with the production of identifiable, unique and technically feasible technology projects and know-how controlled by the N-Vision Group, and that will probably generate economic benefits exceeding costs beyond one year and where management has the intention and ability to use or sell the projects and adequate resources to complete the project exist, are recognized as intangible assets. Other development expenditures that do not meet these criteria are recognized as expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period. Direct costs recognized as intangible assets include employee costs and an appropriate portion of relevant overheads. Development costs recognized as intangible assets are amortized on a straight line basis over their estimated useful lives. Development assets are tested for impairment annually, in accordance with IAS 36.

Perpetual usufruct of land is capitalised and amortized using the straight-line method over the term for which the right has been granted.

2.13.	Programming rights

Programming rights include acquired program rights, co-production and production costs. Programming rights are reviewed for impairment every year or whenever events or changes indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its recoverable amount. The individual accounting policies adopted for each of these categories are summarized below.

Acquired program rights

Program rights acquired by the N-Vision Group under license agreements and the related obligations are recorded as assets and liabilities at their present value when the program is available and the license period begins. Contractual costs are allocated to individual programs within a particular contract based on the relative value of each to the N-Vision Group. The capitalised costs of program rights are recorded in the balance sheet at the lower of unamortized cost or estimated recoverable amount (the higher of its fair value less cost to sell or its value-in-use). A write down is recorded if unamortized costs exceed the recoverable amount.

These notes are an integral part of these consolidated financial statements.

F- 15 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The program rights purchased by the Group are amortized as follows:

Program categories	Number of runs	Percentage of amortization per run
		1st	2nd	3rd
Movies, including feature films, made for television or cable, whether first run, library or rerun	1 2 3 or more	100 60 50 or 40	40 35	15 or 25
Weekly fiction series, including dramas, comedies or series, first run or library, live action and animation	1 2 3 or more	100 60 60	40 25	15
Weekly non-fiction series, including documentary series, docu-soaps, reality and nature	1 2 3 or more	100 90 90	10 10	0
Entertainment documentaries, one-off documentaries of less than timely topics	1 2 or more	100 80	20	0
Clips shows of comedy material	1 2 3 or more	100 60 55	40 35	10

Programming rights are allocated between current and non-current assets based on estimated date of broadcast. Amortization of program rights is included in cost of revenue.

Capitalised production costs

Capitalised production costs comprise capitalised internal and external production costs in respect of programs specifically produced by or for the N-Vision Group under its own licences or under licences from third parties.

These notes are an integral part of these consolidated financial statements.

F- 16 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalised production costs are stated at the lower of cost or recoverable amount on a program by program basis. Capitalised production costs are amortized based on the ratio of net revenues for the period to total estimated revenues, and the amortization pattern is determined individually for each program. The majority of programs are amortized as set out below:

Percentage of amortization per run
Programs expected to be broadcast once	100% on first showing

60% on first showing, 30% on second showing, 10% residual value or
80% on first showing, 4% on second showing, 16%
Programs with unlimited broadcasting right which are expected to have reasonably long useful life, including documentary series, fiction series and movies on third and next showings in total (including 10% residual value)

or

50% on first showing, 30% on second showing, 20% on third and next showings in total (including 10% residual value)

95% on first showing, 3% on second showing, 2% on third showing

or

60% on first showing, 40% on second showing

or

25% on first showing, 50% on second showing, 25%
Other programs, including documentary series, fiction series and entertainment shows	on third and next showings in total or 75% on first showing, 25% on second showing or 50% on first showing, 50% on second showing or 90% on first showing, 10% on second showing

Residual value is amortized on a straight line basis over the period of ten years.

Capitalised production costs are allocated between current and non-current assets based on estimated date of broadcast. Amortization of capitalised production costs is included in cost of revenue.

Co-production

Programs co-produced by the N-Vision Group for cinematic release are stated at the lower of cost or estimated recoverable amount. Program costs are amortized using the individual-film-forecast-computation method, which amortizes film costs in the same ratio that current gross revenues bears to anticipated total gross revenues.

News archive

News archives were recognized on business combination and are amortized based on their average usage in minutes per year.

These notes are an integral part of these consolidated financial statements.

F- 17 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.14.	Impairment of non-financial assets and investments in associates

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment. Assets that are subject to amortization and investments in associates are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value-in-use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Goodwill and brands are allocated to groups of cash-generating units as identified by the N-Vision Group. Investments in associates are separate cash generating units.

Non-financial assets other than goodwill and investments in associates that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

2.15.	Non-current assets (or disposal groups) held for sale

Non-current assets (or disposal groups) are classified as assets held for sale when their carrying amount is to be recovered principally through a sale transaction and a sale is considered highly probable. They are stated at the lower of carrying amount and fair value less costs to sell if their carrying amount is to be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable.

2.16.	Financial assets

The N-Vision Group classifies its financial assets into the following categories: financial assets at fair value through income statement, loans and receivables and available-for-sale financial assets. The classification depends on the purpose for which the financial assets are acquired. Management of the N-Vision Group determines the classification of its financial assets at initial recognition and re-evaluates the designation at every reporting date.

Financial assets at fair value through income statement

Financial assets that are acquired principally for the purpose of selling them in the short-term or if so designated by management are classified as financial assets at fair value through the income statement. This category has two sub-categories: financial assets held for trading, and those designated at fair value through income statement at inception. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if they are either held for trading or are expected to be realised within twelve months of the balance sheet date.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than twelve months after the balance sheet date. These are classified as non-current assets. Category ‘loans and receivables’ includes amounts classified as trade receivables in the balance sheet (see Note 2.19).

These notes are an integral part of these consolidated financial statements.

F- 18 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. These are included in non-current available-for-sale investments unless management has the express intention of holding the investment for less than twelve months from the balance sheet date or unless they will be sold to raise operating capital, in which case they are included in current assets as current available-for-sale investments.

Purchases and sales of investments are recognized on trade-date – the date on which the N-Vision Group commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through income statement. Financial assets carried at fair value through income statement are initially recognized at fair value and transaction costs are expensed in the income statement.

Investments are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the N-Vision Group has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through income statement are subsequently carried at fair value. Loans and receivables are carried at amortized cost using the effective interest rate method. Realised and unrealized gains and losses arising from changes in the fair value of the ‘financial assets at fair value through income statement’ category, including interest and dividend income, are included in the income statement in the period in which they arise.

Changes in the fair value of monetary and non-monetary securities that are classified as available-for-sale are recognized in other comprehensive income.

When securities classified as available-for-sale are sold or impaired the accumulated fair value adjustments recognized in other comprehensive income are included in the income statement.

Interest on available-for-sale securities calculated using the effective interest method is recognized in the income statement as part of interest income. Dividends on available-for-sale equity instruments are recognized in the income statement as part of other income when the N-Vision Group’s right to receive payments is established.

The fair values of quoted investments are based on current bid prices. If the market for a financial asset is not active (and for unlisted securities), the N-Vision Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and option pricing models refined to reflect the N-Vision Group’s specific circumstances. Investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured are measured at cost.

The N-Vision Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. In the case of equity securities classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered in determining whether the securities are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognized in the income statement – is removed from other comprehensive income and recognized in the income statement. Impairment losses recognized in the income statement on equity instruments are not reversed through the income statement. Impairment testing of trade receivables is described in Note 2.19.

These notes are an integral part of these consolidated financial statements.

F- 19 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.17.	Derivative financial instruments and hedging activities

Derivative financial instruments are carried in the balance sheet at fair value. The method of recognizing the resulting gain or loss is dependent on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The N-Vision Group designates certain derivatives as either (1) a hedge of the fair value of a recognized asset or liability or a firm commitment (fair value hedge), or (2) a hedge of a foreign exchange risk of a firm commitment (cash flow hedge) on the date a derivative contract is entered into.

Changes in the fair value of derivatives that are designated and qualify as fair value hedges, are recorded in the income statement, along with any changes in the fair value of the hedged asset, liability or firm commitment that is attributable to the hedged risk. The N-Vision Group applies fair value hedge accounting for hedging foreign exchange risk on borrowings. The gain or loss relating to effective portion of derivatives used for hedging is recognized in the income statement along with any changes in the fair value of the hedged asset, liability or firm commitment that is attributable to the hedged risk. The gain or loss relating to ineffective portion of derivatives used for hedging is recognized in the income statement within finance expense.

The N-Vision Group applies cash flow hedge accounting for hedging foreign exchange risk on subscription revenue from DTH and cable operators, firm commitments relating to acquisition of programming rights and payments of interest on 7.375% Senior Notes due 2020 (“7.375% Senior Notes due 2020”) and 7.875% Senior Notes due 2018 (“7.875% Senior Notes due 2018). The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in the income statement within finance expense. Where the forecast transaction results in the recognition of a non-financial asset or of a liability, the gains and losses previously recognized in other comprehensive income are transferred from other comprehensive income and included in the initial measurement of the cost of the asset or liability. Otherwise, amounts recognized in other comprehensive income are transferred to the income statement and classified as revenue or expense in the same periods during which the hedged forecast transaction affects the income statement (for example, when the forecast sale takes place).

Certain derivative transactions, while providing effective economic hedges under the N-Vision Group’s risk management policies, do not qualify for hedge accounting under the specific rules in IAS 39. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting under IAS 39 are recognized immediately in the income statement.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting under IAS 39, any cumulative gain or loss existing in other comprehensive income at that time remains in equity and is recognized in the income statement when the forecast transaction ultimately is recognized in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in other comprehensive income is immediately transferred to the income statement.

The N-Vision Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific assets and liabilities or to specific firm commitments or forecast transactions. The N-Vision Group also documents its assessment,

These notes are an integral part of these consolidated financial statements.

F- 20 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

both at the hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

The N-Vision Group separates embedded derivatives from the host contracts and accounts for these as derivatives if the economic characteristics and risks of the embedded derivative and host contract are not closely related, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the combined instrument is not measured at fair value with changes in fair value recognized in income statement.

2.18.	Inventory

Inventory is stated at the lower of cost or net realisable value. In general, cost is determined on a first-in-first-out basis and includes transport and handling costs. Net realisable value is the estimated selling price less estimated costs of sale. Where necessary, provision is made for obsolete, slow moving and defective inventory. Inventories sold in promotional offers are stated at the lower of cost or estimated net realisable value.

2.19.	Trade receivables

Trade receivables are carried initially at fair value and subsequently measured at amortized cost using the effective interest rate method less provision made for impairment of these receivables. A provision for impairment of trade receivables is established when there is objective evidence that the N-Vision Group will not be able to collect all amounts due according to the original terms of settlement. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or failure in payments (more than 60 days overdue) are considered as indicators that a trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the recoverable amount, calculated as the present value of expected future cash flows, discounted at the effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the income statement within selling expenses. When a trade receivable is uncollectible, it is written off against the trade receivable allowance account. Amounts charged to the allowance account are generally written off when the N-Vision Group does not expect to recover additional cash after attempting all relevant formal recovery procedures. Subsequent recoveries of amounts previously written off are credited against selling expenses in the income statement.

2.20.	Cash and cash equivalents

Cash and cash equivalents comprise cash in hand, call deposits with banks and highly liquid non-equity investments with a maturity of less than three months from the date of acquisition. Bank overdrafts are shown in current liabilities on the balance sheet.

2.21.	Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares that otherwise would have been avoided are shown in equity as a deduction (net of any related income tax benefit) from the proceeds. Equity transaction costs include legal and financial services and printing costs.

2.22.	Share premium

Share premium represents the fair value of amounts paid to the Company by shareholders over and above the nominal value of shares issued to them.

These notes are an integral part of these consolidated financial statements.

F- 21 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.23.	Treasury shares

Where any N-Vision Group company purchases the Company’s equity share capital (treasury shares), the consideration paid is deducted from shareholders equity until the shares are cancelled, reissued or disposed of. Where such shares are subsequently sold or reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in shareholders’ equity.

2.24.	8% obligatory reserve

In accordance with the Polish Commercial Companies Code, a joint-stock company (such as the TVN S.A. subsidiary) is required to transfer at least 8% of its annual net profit to a non-distributable reserve until this reserve reaches one third of its share capital. The 8% obligatory reserve is not available for distribution to shareholders but may be proportionally reduced to the extent that share capital is reduced. The 8% obligatory reserve can be used to cover net losses incurred.

2.25.	Borrowings

The N-Vision Group recognizes its borrowings initially at fair value net of transaction costs incurred. In subsequent periods, borrowings are stated at amortized cost using the effective interest method.

Borrowings are classified as current liabilities unless the N-Vision Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.

2.26.	Income tax

Deferred income tax is provided in full using the liability method for all temporary differences arising between the tax base of assets and liabilities and their carrying values for financial reporting purposes. Deferred income tax is determined using tax rates (and laws) that have been enacted by the balance sheet date and are expected to apply when the related income tax asset is realized or liability settled.

Deferred income tax assets and liabilities are recognized for all taxable temporary differences arising on investments in subsidiaries, joint ventures and associates, except where the timing of the reversal of the temporary difference is controlled by the N-Vision Group and it is probable that the temporary difference will not reverse in the foreseeable future or the asset cannot be utilized.

Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences and tax losses carried forward can be utilized.

In the N-Vision Group’s consolidated financial statements tax assets (both current and deferred) and tax liabilities (both current and deferred) are not offset unless the N-Vision Group has a legally enforceable right to offset tax assets against tax liabilities.

2.27.	Employee benefits

Retirement benefit costs

The N-Vision Group contributes to state managed defined contribution plans. Contributions to defined contribution pension plans are charged to the income statement in the period to which they relate.

These notes are an integral part of these consolidated financial statements.

F- 22 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Share-based plans

The N-Vision Group’s management board and certain key employees and co-workers were granted share options based on the rules of an incentive plan introduced by the N-Vision Group. The options were classified as equity settled share based payments awards, were subject to service vesting conditions, and their fair value was recognized as an employee benefits expense with a corresponding increase in other reserves in equity over the vesting period.

As described in Note 29 management of TVN participates in the Long Term Incentive Plan. The transaction component of the Plan is classified as a cash-settled share based payment. The liability related to the transaction component is measured at each balance sheet date at fair value. The change in fair value of this liability is recognised in the consolidated income statement for the period over the service period.

Bonus plan

The N-Vision Group recognizes a liability and an expense for bonuses. The N-Vision Group recognizes a provision where contractually obliged or where there is past practice that has created a constructive obligation and the reliable estimate of the obligation can be made.

2.28.	Provisions

Provisions are recognized when the N-Vision Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. Provisions are measured at present value of the expenditures expected to be required to settle the obligation.

2.29.	Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of services and goods in the ordinary course of the N-Vision Group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the N-Vision Group.

The N-Vision Group recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and when specific criteria have been met for each of the N-Vision Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The N-Vision Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i)	Sales of services

Revenue primarily results from the sale of television advertising and is recognized in the period in which the advertising is broadcast. Other revenues primarily result from DTH and cable operators subscription fees, sponsoring, brokerage services, rental, technical services, call television, text messages and sales of rights to programming content and are recognized generally upon the performance of the service.

In an agency relationship, when the N-Vision Group acts as an agent and sells on behalf of third parties their airtime and online advertising services, only the commission earned is recognized as brokerage revenue.

These notes are an integral part of these consolidated financial statements.

F- 23 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ii)	Sales of goods

The N-Vision Group operates a teleshopping business selling goods to individual customers. Sales of goods are recognized when the goods are sent to the customer. It is the N-Vision Group’s policy to sell the goods to the individual customers with a right to return within ten days. Historical experience is used to estimate and provide for such returns at the time of sale.

2.30.	Government grants

Government grants related to income are recognized in the income statement so as to match them with the expenditure towards which they are intended to contribute in the period they become receivable. Government grants reduce the related expense if the expense would not have been incurred if the grant had not been available.

2.31.	Barter transactions

Revenue from barter transactions (advertising time provided in exchange for goods and services) is recognized when commercials are broadcast. Programming, merchandise or services received as part of barter transactions are expensed or capitalised as appropriate when received or utilised. The N-Vision Group records barter transactions at the estimated fair value of the programming, merchandise or services received. If merchandise or services are received prior to the broadcast of a commercial, a liability is recorded. Likewise, if a commercial is broadcast first, a receivable is recorded.

When the N-Vision Group provides advertising services in exchange for advertising services, revenue is recognized only if the services exchanged are dissimilar and the amount of revenue can be measured reliably. Barter revenue is measured at the fair value of the consideration received or receivable. When the fair value of the services received cannot be measured reliably, the revenue is measured at the fair value of the services provided, adjusted by the amount of any cash equivalents transferred.

2.32.	Leases

Leases of assets under which substantially all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

Leases of property, plant and equipment where the N-Vision Group assumes substantially all the benefits and risks of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. The lease payments are apportioned between a reduction of the outstanding capital liability and interest in such a way as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The interest element of the finance charge is charged to the income statement over the lease period. Property, plant and equipment held under finance leasing contracts are depreciated over the shorter of the lease term or the useful life of the asset.

2.33.	Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the N-Vision Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

These notes are an integral part of these consolidated financial statements.

F- 24 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Incremental costs directly attributable to dividend distributions that otherwise would have been avoided are accounted for as a deduction from equity. They comprise mainly financial services.

2.34.	New standards and amendments to standards

Certain new standards and amendments to standards have been published by IASB since the publication of the previous annual consolidated financial statements that are mandatory for accounting periods beginning on or after January 1, 2015 and were not early adopted by the N-Vision Group. The N-Vision Group’s assessment of the impact of these new standards and amendments to standards on the N-Vision Group’s consolidated financial statements is set out below.

(i)	IFRS 9 Financial Instruments

The final version of the standard was published in July 2014 and it replaces IAS 39 Financial Instruments: Recognition and Measurement. The standard specifies how an entity should classify and measure financial assets, including some hybrid contracts, and financial liabilities. It requires all financial assets to be:

•	classified on the basis of the entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial asset,

•	initially measured at fair value plus, in the case of a financial asset not at fair value through income statement, particular transaction costs,

•	subsequently measured at amortized cost or fair value.

These requirements improve and simplify the approach for classification and measurement of financial assets compared with the requirements of IAS 39. They apply a consistent approach to classifying financial assets and replace the numerous categories of financial assets in IAS 39, each of which had its own classification criteria. They also result in one impairment method, replacing the numerous impairment methods in IAS 39 that arise from the different classification categories.

The new requirements maintain the existing amortized cost measurement for most liabilities and address the problem of volatility in income statement arising from an issuer choosing to measure its own debt at fair value. With the new requirements, an entity choosing to measure a liability at fair value will present the portion of the change in its fair value due to changes in the entity’s own credit risk in the other comprehensive income, rather than within income statement.

The new requirements on hedge accounting included in the standard put in place a new model that introduces significant improvements as compared with previous requirements contained in IAS 39. The new requirements align the accounting more closely with risk management and improve the disclosures about hedge accounting and risk management.

The standard applies for annual periods beginning on or after January 1, 2018. The N-Vision Group is currently assessing the impact of IFRS 9 on the N-Vision Group’s consolidated financial statements.

These notes are an integral part of these consolidated financial statements.

F- 25 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(ii)	IFRS 15 Revenue from Contracts with Customers

The standard was published in May 2014 and it supersedes IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC 31 Revenue – Barter Transactions Involving Advertising Services. The standard provides a comprehensive framework for reporting on the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard applies for annual periods beginning on or after January 1, 2017. The N-Vision Group is currently assessing the impact of IFRS 15 on the N-Vision Group’s consolidated financial statements.

All other new standards and amendments to standards not listed above either are not relevant for the N-Vision Group or will not have a significant impact on the N-Vision Group’s consolidated financial statements.

3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events, that are believed to be reasonable under the circumstances.

The N-Vision Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(i)	Estimated impairment of investments in associates

Investments in associates are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value-in-use. Investments in associates are separate cash generating units.

As of December 31, 2014 the N-Vision Group did not identify any indicators for impairment of its investment in associate nC+.

As of December 31, 2014, as a result of a less than expected economic performance of Onet, the N-Vision Group performed an impairment tests of its investment in associate Onet. In the impairment tests performed by the N-Vision Group the recoverable amount of the investment was determined based on fair value less cost to sell. The calculation of fair value was based both on valuation of the company as a whole and the put and call options included in the shareholders’ agreement (see Note 25).

The key financial assumptions used for discounting free cash flows as at December 31, 2014 were as follows:

December 31, 2014
Terminal growth	2.5%
Discount rate	7.0%

These notes are an integral part of these consolidated financial statements.

F- 26 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS (CONTINUED)

The test performed as of December 31, 2014 indicated that the investment did not suffer an impairment. The N-Vision Group believes that the key assumptions made in testing for impairment of the investment in associate Onet as at December 31, 2014 were reasonable and were based on our experience and market forecasts that are from time to time published by the industry experts. In Management’s view any reasonably possible change in the key assumptions on which the investment’s recoverable amount was based would not cause an impairment to be recognized.

(ii)	Estimated impairment of brand allocated to teleshopping unit

The N-Vision Group classifies the acquired Mango brand as an intangible asset with indefinite useful life and allocates the brand to the teleshopping cash-generating unit. The N-Vision Group tests annually whether the teleshopping cash-generating unit, including the brand, has suffered any impairment. The N-Vision Group tests the total carrying amount of the cash-generating unit and in case of impairment write-offs are allocated pro-rata to the carrying value of the brand and other assets allocated to the teleshopping cash-generating unit.

In the annual impairment tests performed by the N-Vision Group as at December 31, 2014 the recoverable amount of the cash-generating unit was determined based on value-in-use calculations. These calculations require the use of estimates related to cash flow projections based on financial business plans approved by management covering a five year period.

The key financial assumptions used for discounting free cash flows as at December 31, 2014 were as follows:

December 31, 2014
Terminal growth	2.5%
Discount rate	6.71%

The tests performed as at December 31, 2014 indicated, that the teleshopping cash-generating unit, including the brand, did not suffer an impairment.

The N-Vision Group believes that the key assumptions made in testing for impairment of the teleshopping cash-generating unit as at December 31, 2014 were reasonable and were based on our experience and market forecasts that are from time to time published by the industry experts. Management believes that any reasonably possible change in the key assumptions on which the teleshopping cash-generating unit’s recoverable amount was based would not cause an impairment charge to be recognized.

(iii)	Estimated useful life of Mango brand

The N-Vision Group reviewed factors that need to be considered when assessing the useful life of the Mango brand such as:

•	the expected usage of the brand and whether the brand could be managed efficiently,

•	technical, technological, commercial or other types of obsolescence,

•	the stability of the industry in which the brand operates and changes in the market demand for teleshopping services,

These notes are an integral part of these consolidated financial statements.

F- 27 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS (CONTINUED)

•	expected actions by competitors or potential competitions in the teleshopping industry,

•	the level of maintenance expenditure required to obtain the expected future economic benefits from the brand,

•	whether the useful life of the brand is dependent on the useful life of other assets.

Having considered the above factors, the N-Vision Group concluded that there is no foreseeable limit to the period over which the Mango brand is expected to generate net cash flows for the N-Vision Group, therefore the useful life of the Mango brand was assessed as indefinite.

Each reporting period the N-Vision Group reviews whether events and circumstances continue to support an indefinite useful life assessment of the Mango brand. If the reviews result in a change in the useful life assessment from indefinite to finite, this change is accounted for as a change in an accounting estimate.

(iv)	Deferred tax assets

On November 28, 2011 the brands owned previously by TVN S.A. (including internally generated brands which were not recognized on the consolidated balance sheet) were contributed in kind to its new subsidiary TVN Media. As a result a temporary difference arose on the difference between the brands’ book carrying value (of zero) and its new tax base. As at December 31, 2014 the N-Vision Group recognized the deferred tax asset on this temporary difference to the extent that, based on the N-Vision Group’s judgment, the realization of the tax benefit is probable i.e., in the amount of 27,514 representing the tax amortization of brands to be realized within the next twelve months. The N-Vision Group assessed that the realization of the tax benefit resulting from the remaining amount of the temporary difference was not probable and therefore no deferred tax asset was recognized for subsequent years. As at December 31, 2014 the N-Vision Group did not recognize a deferred tax asset in the amount of 162,793 related to the tax value of brands recognized by TVN Media.

As at December 31, 2014 the N-Vision Group also did not recognize a deferred tax asset on tax loss carry-forwards of TVN Group of 414,267 and of the Company and PTH of 200,170, the equivalent of EUR 46,963. These tax loss carry-forwards expire within five tax years for TVN Group starting from January 1, 2013 and within nine years for the Company and PTH starting from January 1, 2007. The related deferred tax asset in TVN Group in the amount of 78,711 and of the Company and PTH in the amount of 50,043, the equivalent of EUR 11,741 was not recognized as the N-Vision Group concluded that as at December 31, 2014 the realization of the related tax benefit is not probable.

(v)	Long Term Incentive Plan

As described in Note 29 management of TVN participates in the Long Term Incentive Plan. Certain payments under the Plan are triggered in an event of a change of control over the TVN. As outlined in Note 32, in March 2015 ITI Group and Canal+ Group jointly entered into agreement to sale their investment in the Company. The transaction is subject to customary conditions precedent including regulatory approvals. Once the transaction is finalized the payments due under the Plan will be accelerated and as a result of the above the N-Vision Group has recognized Long Term Incentive Plan charge related to the transaction based on the accelerated timing of the payment, details of the charge are disclosed in Note 29.

These notes are an integral part of these consolidated financial statements.

F- 28 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

4.	SEGMENT REPORTING

The N-Vision Group’s principal activities are television broadcasting and production and teleshopping.

An operating segment is a distinguishable component of an enterprise that is engaged in business activities from which it may earn revenues and incur expenses and whose operating results are regularly reviewed by the Management to make decisions about resources to be allocated and assess its performance.

The committee created at the TVN level, which is composed of the Vice-President of the Management Board responsible, inter alia, for the TVN Group’s financial reporting and heads of the teams within the TVN Group’s financial department, reviews regularly the TVN Group’s internal reporting. Management has determined the operating segments based on these reports. The committee considers the business from a product and service perspective. The committee assesses the performance of TV channels and TV content sales and technical services business units aggregated into single television broadcasting and production segment and teleshopping segment.

The committee assesses the performance of the operating segments based on revenue and earnings before interest, tax, depreciation and amortization (EBITDA). For the N-Vision Group’s definition of EBITDA please refer to Note 31.1. Other information provided to the committee is measured in a manner consistent with that in the financial statements.

Operating segments are aggregated into a single reportable segment if the segments have similar economic characteristics and have in particular a similar nature of products and services, type of customers, distribution methods and regulatory environment.

The television broadcasting and production segment is mainly involved in the production, purchase and broadcasting of news, information and entertainment shows, series and movies and comprises television channels operated in Poland. The television broadcasting and production segment generates revenue mainly from sale of advertising, sponsoring and subscription fees. The teleshopping segment generates revenue mainly from sale of goods offered on Telezakupy Mango 24, a dedicated teleshopping channel, on other television channels and on the Mango Media Internet site.

Sales between segments are carried out at arm’s length. The revenue from external customers reported to the committee is measured in a manner consistent with that in the income statement.

The majority of the N-Vision Group’s operations and assets are based in Poland. Assets and revenues from outside Poland constitute less than 10% of the total assets and revenues of all segments. Therefore, no geographic information has been included.

These notes are an integral part of these consolidated financial statements.

F- 29 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

4.	SEGMENT REPORTING (CONTINUED)

Reconciliation of EBITDA to profit/ (loss) before income tax:

Year ended
December 31, 2014
EBITDA	515,942
Depreciation of property, plant and equipment	(56,929)
Amortization of intangible assets	(14,578)

Operating profit	444,435
Interest income (see Note 7)	9,747
Finance expense (see Note 7)	(357,937)
Foreign exchange losses, net (see Note 7)	(74,951)

Profit/ (loss) before income tax	21,294

These notes are an integral part of these consolidated financial statements.

F- 30 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

4.	SEGMENT REPORTING (CONTINUED)

Year ended	Television broadcasting	Teleshopping	Other reconciling items		Total
December 31, 2014	and production
Revenue from external customers	1,556,658	37,146	—		1,593,804
Inter-segment revenue	4,611	—	(4,611)		—

Revenue	1,561,269	37,146	(4,611)		1,593,804

EBITDA	528,484	(5,902)	(6,640	) *	515,942
Depreciation of property, plant and equipment	(56,659)	(273)	3		(56,929)
Amortization of intangible assets	(14,534)	(44)	—		(14,578)

Operating profit/ (loss)	457,291	(6,219)	(6,637)		444,435

Additions to property, plant and equipment and other intangible assets	47,607	545	(5)		48,147

As at December 31, 2014
Segment assets including:	1,702,079	39,205	2,172,008	**	3,913,292
Investments in associates and joint ventures	14		1,762,443		1,762,457

*	Other reconciling items on EBITDA level include mainly share of profits of associates (31,652), incremental costs related to the potential change of control transaction (37,263) and other costs
**	Other reconciling items to segment assets include: investments in associates (1,762,443), deferred tax assets (311,461) and other assets and consolidation adjustments (5,687), cash and restricted cash held by PTH and the Company (92,141) and other assets of PTH and the Company (276).

These notes are an integral part of these consolidated financial statements.

F- 31 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

5.	REVENUE

Year ended
December 31, 2014
Advertising revenue	1,142,914
Sponsoring revenue	160,652

Advertising related revenue	1,303,566
Subscription fees	207,518
Revenue from sale of goods	32,264
Other revenue	50,456

1,593,804

Subscription fees include mainly subscriptions receivable from DTH and cable operators.

Other revenue includes mainly revenue generated from production and technical services, rental revenue, sales of rights to programming content and revenue generated from call television and text messages.

6.	OPERATING EXPENSES

Year ended
December 31, 2014
Amortization of locally produced content	436,591
Staff expenses	170,440

Amortization of acquired programming rights and co-productions	146,301
Depreciation and amortization	71,507
Broadcasting expenses	59,837
Royalties	49,316
Marketing and research	46,352
Cost of services and goods sold	37,307
Rental	23,330
Impaired accounts receivable	(628)
Other	100,342

1,140,695

Included in the above operating expenses for the year ended December 31, 2014 are operating lease expenses of 87,045.

Included in the above staff expenses for the year ended December 31, 2014 is a Long Term Incentive Plan expense of 8,915 related to the retention and performance components (see Note 29).

Incremental costs related to the potential change of control transaction

Year ended
December 31, 2014
Incremental Long Term Incentive Plan charge (see Note 29)	32,149
Advisory costs (see Note 1)	5,114

37,263

These notes are an integral part of these consolidated financial statements.

F- 32 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

6.	OPERATING EXPENSES (CONTINUED)

Incremental costs related to the potential change of control transaction for the year ended December 31, 2014 include costs already incurred, being due diligence advisory costs only.

7.	INTEREST INCOME, FINANCE EXPENSE AND FOREIGN EXCHANGE GAINS/ (LOSSES), NET

Year ended December 31, 2014
Interest income
Interest income on foreign exchange forward contracts and foreign exchange swap contracts – cash flow hedges	1,012
Guarantee fees from a related party (see Note 28 (v))	258
Other interest income	8,477

9,747

Finance expense
Interest expense on the Notes (see Note 19)	(325,626)
Interest expense on the Cash Loan (see Note 19)	(3,196)
Interest expense on the Mortgage Loan	—
Interest expense on foreign exchange forward contracts and foreign exchange swap contracts – cash flow hedges (see Note 13)	(2,327)
Premium on early repayment of the Notes and other costs related to the repayment of the Notes (see Note 19)	(11,891)
Unamortized debt issuance costs of the Notes written off on early repayment (see Note 19)	(4,473)
Guarantee fees to a related party (see Note 28 (v))	(263)
Bank and other charges	(10,161)

(357,937)

Foreign exchange losses, net
Foreign exchange losses on the Notes, including:	(64,271)
- unrealized foreign exchange (losses)/ gains on the Notes	(49,880)
- realized foreign exchange losses on the Notes	(14,391)
- hedge impact	—
Other foreign exchange (losses)/ gains, net	(10,680)

(74,951)

Finance expense and foreign exchange losses, net for the year ended December 31, 2014 include costs of early repayment of the 7.875% Senior Notes due 2018 being premium on early repayment of 11,891, write-off of the unamortized balance of debt issuance costs of 4,473 and realized foreign exchange losses of 14,391.

These notes are an integral part of these consolidated financial statements.

F- 33 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

8.	PROPERTY, PLANT AND EQUIPMENT

				Television,
				broadcasting and		Furniture
			Leasehold	other technical		and	Assets under
	Freehold land	Buildings	improvements	equipment	Vehicles	fixtures	construction	Total
Gross value
January 1, 2014	40,180	195,767	75,570	430,227	58,276	22,463	16,771	839,254
Additions	—	—	5	17,584	7,613	1,664	4,028	30,894
Transfers	—	1,969	1,325	(67)	43	(84)	(3,186)	—
Disposals	—	(26)	(64)	(27,908)	(6,494)	(3,063)	—	(37,555)

December 31, 2014	40,180	197,710	76,836	419,836	59,438	20,980	17,613	832,593

Accumulated depreciation and impairment
January 1, 2014	—	5,697	61,764	318,389	28,331	16,098	15,928	446,207
Charge for the period	—	4,931	2,041	40,055	8,399	1,503	—	56,929
Transfers	—	(142)	143	(1)	—	—	—	—
Disposals	—	(2)	(64)	(27,483)	(5,077)	(2,860)	—	(35,486)

December 31, 2014	—	10,484	63,884	330,960	31,653	14,741	15,928	467,650

Net book value as at January 1, 2014	40,180	190,070	13,806	111,838	29,945	6,365	843	393,047

Net book value as at December 31, 2014	40,180	187,226	12,952	88,876	27,785	6,239	1,685	364,943

These notes are an integral part of these consolidated financial statements.

F- 34 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

8.	PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

Depreciation expense of 40,092 has been charged in cost of revenue, 1,973 in selling expenses and 14,864 in general and administration expenses.

9.	GOODWILL

Year ended
December 31, 2014
As at January 1	144,127

As at December 31	144,127

The carrying amount of goodwill is allocated to the following cash generating units identified by the N-Vision Group:

December 31, 2014
Thematic television channels	131,704
Television production unit	12,423

144,127

As of December 31, 2014 the goodwill was not impaired.

10.	BRANDS

Year ended
December 31, 2014
Net book value as at January 1	30,612
Additions (see Note 28 (v))	2,250

Net book value as at December 31	32,862

The carrying amount of brands is allocated to the following cash generating units identified by the N-Vision Group:

December 31, 2014
Mango (teleshopping cash generating unit)	30,612

Religia.tv (television broadcasting and production cash generating unit)	2,250

32,862

These notes are an integral part of these consolidated financial statements.

F- 35 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

11.	OTHER INTANGIBLE ASSETS

	Broadcasting	Software
	licenses	and other	Total
Gross value
January 1, 2014	51,806	123,382	175,188
Additions	10	17,243	17,253
Disposals	—	(1,231)	(1,231)

December 31, 2014	51,816	139,394	191,210

Accumulated amortization and impairment
January 1, 2014	18,693	89,367	108,060
Charge for the period	4,226	10,352	14,578
Disposals	—	(1,231)	(1,231)

December 31, 2014	22,919	98,488	121,407

Net book value as at January 1, 2014	33,113	34,015	67,128

Net book value as at December 31, 2014	28,897	40,906	69,803

Amortization of 8,294 has been charged in cost of revenue, 586 in selling expenses and 5,698 in general and administration expenses.

These notes are an integral part of these consolidated financial statements.

F- 36 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

12.	PROGRAMMING RIGHTS

December 31, 2014
Acquired programming rights	231,060
Productions	126,509
News archive	9,734
Co-productions	7,579

374,882
Less current portion of programming rights	(222,610)

Non-current portion of programming rights	152,272

Changes in acquired programming rights

Year ended December 31,
2014
Net book value as at January 1	249,412
Additions	127,944
Amortization	(146,296)

Net book value as at December 31	231,060

13.	DERIVATIVE FINANCIAL INSTRUMENTS

December 31, 2014
Derivative financial assets
Foreign exchange forward contracts	1,202

1,202

Derivative financial liabilities
Foreign exchange forward contracts	214

214

The fair value of foreign exchange forward contracts as at December 31, 2014 was based on valuations performed by the N-Vision Group’s banks.

As at December 31, 2014 the N-Vision Group had EUR foreign exchange forward contracts entered into in order to limit the impact of exchange rate movements on the interest expense on the 7.875% Senior Notes due 2018 and the 7.375% Senior Notes due 2020 and on subscription revenue from DTH and cable operators.

On November 26, 2014 the N-Vision Group entered into PLN foreign exchange forward contract in order to limit the impact of exchange rate movements on the proceeds from the share buyback program, received by PTH from TVN on December 5, 2014. The N-Vision Group recognized a loss on this PLN foreign exchange forward contract in the amount of 661.

These notes are an integral part of these consolidated financial statements.

F- 37 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

13.	DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

The N-Vision Group has designated these foreign exchange forward contracts for cash flow hedge accounting. When designating the hedging relationship the interest elements and the spot prices of the forwards were split. The interest element is recognized in the income statement in the period until maturity date of each foreign exchange forward contract (see Note 7).

14.	TRADE RECEIVABLES

December 31, 2014
Trade receivables	346,895
Less: provision for impairment of receivables	(3,982)

Trade receivables – net	342,913
Receivables from related parties (Note 28 (iii))	7,330

350,243

The fair values of trade receivables, because of their short-term nature, are estimated to approximate their carrying values.

The carrying amounts of the N-Vision Group’s trade receivables are denominated in the following currencies (these balances are of TVN Group entities with the functional currency PLN):

December 31, 2014
PLN	343,254
USD	5,041
EUR	1,787
Other	161

350,243

Provision for impairment of receivables was created individually for non-related party trade receivables that were in general overdue more than 60 days or in relation to individual customers who are in unexpectedly difficult financial situations.

Movements on the provision for impairment of receivables are as follows:

Year ended
December 31, 2014
As at January 1	5,859
Provision for impairment of receivables, net change	(628)
Receivables written off as uncollectible	(1,249)

As at December 31	3,982

The creation and release of provision for impairment of receivables have been included in selling expenses in the income statement.

As of December 31, 2014 trade receivables of 142,146 were past due but not impaired. The balance relates to a number of customers with no recent history of default. The ageing analysis of these trade receivables is as follows:

These notes are an integral part of these consolidated financial statements.

F- 38 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

14.	TRADE RECEIVABLES (CONTINUED)

December 31, 2014
Up to 30 days	119,011
31-60 days	19,646
Over 60 days	3,489

142,146

The N-Vision Group defines credit exposure as total outstanding receivables. Maximum exposure to credit risk is the total balance of trade receivables. Maximum exposure to credit risk as of December 31, 2014 was 350,243.

15.	PREPAYMENTS AND OTHER ASSETS

December 31, 2014
VAT and other non-CIT taxes receivables	28,662
Employee settlements	7,386
Corporate income tax receivable	5,885
Inventory, net of impairment provision	4,237
Prepayments for programming	3,511
Technical support	1,830
Other	42,667

94,178

Less: current portion of prepayments and other assets	(93,107)

Non-current portion of prepayments and other assets	1,071

16.	CASH AND CASH EQUIVALENTS, BANK DEPOSITS WITH MATURITY OVER THREE MONTHS AND RESTRICTED CASH

December 31, 2014
Cash and cash equivalents	270,763

270,763

Bank deposits with maturity over three months	45,000

45,000

Restricted cash	91,371

91,371

These notes are an integral part of these consolidated financial statements.

F- 39 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

16.	CASH AND CASH EQUIVALENTS, BANK DEPOSITS WITH MATURITY OVER THREE MONTHS AND RESTRICTED CASH (CONTINUED)

Cash and cash equivalents (credit rating – Standard and Poor’s):

December 31, 2014
Bank rated BBB+	205,071
Bank rated A+	50,372
Bank rated A-1	770
Bank rated AA-	—
Other banks and cash in hand	14,550

270,763

Bank deposits with maturity over three months (credit rating – Standard and Poor’s):

December 31, 2014
Bank rated A+	45,000

45,000

Restricted cash (credit rating – Standard and Poor’s):

December 31, 2014
Bank rated A-1+ *	91,371

91,371

*	Restricted cash of the Company held for the settlement of interest relating to the Indenture governing 11%/12% Senior PIK Toggle Notes due 2021 (“Senior PIK Toggle Notes due 2021”) (see Note 19).

The carrying amounts of the N-Vision Group’s restricted cash was denominated in the following currencies (these balances relate to PTH B.V. with the functional currency EUR):

December 31, 2014
EUR	91,371
PLN	—

91,371

17.	SHARE CAPITAL (NOT IN THOUSANDS)

The total number of ordinary shares in issue as at December 31, 2014 was 58,818,806 with a par value of EUR 1 (not in thousands) per share. All issued shares are fully paid.

On December 18, 2011, ITI Media Group (“ITI Media Group”) as a seller, Canal+ Group as a purchaser and ITI Holdings as the guarantor of ITI Media Group’s obligations concluded the share purchase agreement relating to a 40% stake in the Company.

On November 30, 2012 all the conditions precedent required to execute the agreement have been fulfilled and the Canal+ Group became a shareholder of the Company.

These notes are an integral part of these consolidated financial statements.

F- 40 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

17.	SHARE CAPITAL (NOT IN THOUSANDS) (CONTINUED)

On February 4, 2014 ITI Media Group and Canal+ Group settled the 9% put option and transferred 9% of the issued share capital of the Company to Canal+ Group. As a result the ITI Group’s percentage ownership interest decreased to an indirect 51% interest in the Company, with the remaining 49% interest held by Canal+ Group. Canal+ Group has two call options regarding the ITI Group’s remaining stake in N-Vision exercisable during a three month period starting on February 18, 2016 and February 18, 2017 respectively. The price for the option shares will be based on fair market value. In the case Canal+ Group does not exercise its option the parties have drag rights on the other parties’ interest in N-Vision.

On October 16, 2014 ITI Group and Canal+ Group, who together control 51% of TVN Group, announced their intent to jointly review their strategic options in connection with the possible disposal of their joint investment in TVN Group. In connection with this announcement, TVN Group has appointed financial and legal advisors to support TVN Group during this process, and has also agreed to manage and finance the conducting of various due diligence processes.

The N-Vision Group is ultimately, jointly controlled by the members of the Wejchert, Walter, Valsangiacomo and Kostrzewa families.

The shareholders structure as at December 31, 2014 is presented below:

	Number of		Number of
	shares (not in	% of share	votes (not in
Shareholder	thousands)	capital	thousands)	% of votes
ITI Media Group Ltd (1)	29,997,591	51.00	29,997,591	51.00

Groupe Canal+ S.A.	28,821,215	49.00	28,821,215	49.00

Total	58,818,806	100.00	58,818,806	100.00

(1)	Entity controlled by the ITI Group

18.	SHARE BUYBACK OF TVN’S EQUITY INSTRUMENTS AND REDEMPTION – TRANSACTION WITH NCI

On April 11, 2014 the Annual General Shareholders’ Meeting of TVN approved a share buyback program up to the amount of 500,000. Under the program TVN may acquire up to 34,000,000 (not in thousands) of TVN’s shares constituting no more than 10% of the TVN’s share capital, the shares may be acquired up to December 31, 2015 and the minimum and maximum share acquisition price set in the program is 0.01 (not in thousands) and 30 (not in thousands) respectively. All shares acquired under the program will be redeemed and cancelled.

On June 11, 2014 the N-Vision Group completed the first tranche of the program under which the N-Vision Group acquired from non-controlling interest 2,445,500 (not in thousands) TVN shares for a total amount of 48,910.

As the result of the first tranche of the share buyback program, the carrying amount of the non-controlling interest has decreased by 49,004 including costs.

On December 5, 2014 the N-Vision Group completed the second tranche of the program under which the N-Vision Group acquired from non-controlling interest 3,668,250 (not in thousands) TVN shares for a total amount of 73,365.

These notes are an integral part of these consolidated financial statements.

F- 41 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

18.	SHARE BUYBACK OF TVN’S EQUITY INSTRUMENTS AND REDEMPTION – TRANSACTION WITH NCI (CONTINUED)

As the result of the second tranche of the share buyback program, the carrying amount of the non-controlling interest has decreased by 73,419 including costs.

As the result of these two transactions, the carrying amount of the non-controlling interest has decreased by 122,423; the difference between the consideration paid of 122,275 and the carrying amount of the acquired NCI was recognised in equity in the amount of 154, including transaction costs.

19.	BORROWINGS

December 31, 2014
The Notes	3,504,556
Interest accrued on the Notes	74,727
The Cash Loan	78,946
Interest accrued on the Cash Loan	366

3,658,595

Less: current portion of borrowings	(96,405)

Non-current portion of borrowings	3,562,190

7.875% Senior Notes due 2018 and 7.375% Senior Notes due 2020

In 2010 TVN issued EUR 175,000 Senior Notes with an annual interest rate of 7.875%. The 7.875% Senior Notes due 2018 are carried at amortized cost using an effective interest rate of 8.6%, they pay interest semi-annually (on May 15 and November 15) beginning May 15, 2011 and mature on November 15, 2018.

During the year ended December 31, 2013 TVN repurchased 7.875% Senior Notes due 2018 with a nominal value of EUR 9,552 for an amount of EUR 10,334 (including accrued interest). The N-Vision Group has accounted for the repurchases as a de-recognition of the corresponding part of the Notes liability.

On March 20, 2014 TVN exercised the early repayment option and redeemed and cancelled 7.875% Senior Notes due 2018 with a nominal value of EUR 33,020 for an amount of EUR 35,873 (including accrued interest). On December 8, 2014 TVN again exercised the early repayment option and redeemed and cancelled 7.875% Senior Notes due 2018 with a nominal value of EUR 22,116 for an amount of EUR 23,098 (including accrued interest). The difference between the consideration paid and the carrying amount corresponding to the Notes repurchased (“Premium on early repayment of the Notes”) was recognized in the income statement within finance expense (see Note 7). After the redemptions the nominal value of the remaining 7.875% Senior Notes due 2018 is EUR 110,312.

On September 16, 2013 TVN issued EUR 430,000 Senior Notes with an annual interest rate of 7.375% (“7.375% Senior Notes due 2020”). The 7.375% Senior Notes due 2020 are carried at amortized cost using an effective interest rate of 8.0%, they pay interest semi-annually (on June 15 and December 15) beginning December 15, 2013 and mature on December 15, 2020. The proceeds from the issuance of 7.375% Senior Notes due 2020, together with the cash from the disposal of Onet Group (transaction finalized on November 6, 2012), were used to repay the remaining balance of 10.75% Senior Notes due 2017 (including accrued interest and premium for early repayment) and to pay fees and expenses associated with the issuance of 7.375% Senior Notes due 2020.

These notes are an integral part of these consolidated financial statements.

F- 42 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

19.	BORROWINGS (CONTINUED)

7.375% Senior Notes due 2020 and 7.875% Senior Notes due 2018 are senior obligations and are governed by a number of covenants including, but not limited to, restrictions on the level of additional indebtedness, payment of dividends, sale of assets and transactions with affiliated companies.

The following early repayment options are included in 7.875% Senior Notes due 2018 and 7.375% Senior Notes due 2020:

•	the N-Vision Group may redeem all or part of 7.875% Senior Notes due 2018 on or after November 15, 2013 at a redemption price ranging from 105.906% to 100.000% and all or part of 7.375% Senior Notes due 2020 on or after December 15, 2016 at a redemption price ranging from 103.688% to 100.000%;

•	the Notes may be redeemed, at the option of the N-Vision Group, in whole but not in part, at any time, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest, if any, up to the redemption date as a result of certain defined changes in tax laws or official interpretations regarding such laws;

•	if both a change of control over TVN S.A. and a rating decline occur, each registered holder of the Notes will have the right to require the N-Vision Group to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase;

•	prior to December 15, 2016 the N-Vision Group may on any one or more occasions redeem up to 40% of the original principal amount of 7.375% Senior Notes due 2020 with the net cash proceeds of one or more equity offerings at a redemption price of 107.375% of the principal amount plus accrued and unpaid interest, if any, to the redemption date;

•	prior to December 15, 2016, the N-Vision Group may at any time and from time to time during each 12-month period commencing with September 16, 2013 redeem up to 10% of the original principal amount of 7.375% Senior Notes due 2020 at a redemption price equal to 103% of the aggregate principal amount plus accrued and unpaid interest, if any, to the redemption date;

•	at any time prior to December 16, 2016 the N-Vision Group may redeem 7.375% Senior Notes due 2020, in whole but not in part, at a price equal to 100% of the principal amount plus the applicable ‘make-whole’ premium and accrued and unpaid interest, if any, up to the redemption date.

7.875% Senior Notes due 2018 and 7.375% Senior Notes due 2020 are guaranteed by TVN, TVN Media, Mango Media, TVN Online Investments Holding and TVN DTH Holdings.

Senior PIK Toggle Notes due 2021

On September 19, 2013 PTH issued EUR 300,000 11%/12% Senior PIK Toggle Notes due 2021 with an annual interest rate of 11.00% with respect to any payments of interest as cash and 12.00% with respect to any payments of interest as PIK interest. The Senior PIK Toggle Notes due 2021 are carried at amortized cost using an effective interest rate of 11.90%, they pay interest semi-annually (on January 15 and July 15) beginning January 15, 2014 and mature on January 15, 2021. The total transaction costs of the issue amounted to EUR 8,181 and mainly related to dealers commission, legal services, auditor fees and printing. Senior PIK Toggle Notes due 2021 were issued at a price equal to 100% of their principal amount for a total consideration of EUR 300,000.

The first two, and the last, scheduled interest payments on the Senior PIK Toggle Notes due 2021 are to be made in cash.

These notes are an integral part of these consolidated financial statements.

F- 43 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

19.	BORROWINGS (CONTINUED)

For each other interest payment, PTH will be required to pay interest on the Senior PIK Toggle Notes due 2021 entirely in cash (“Cash Interest”), unless the conditions of governing Indenture are satisfied, in which case PTH will be entitled to pay, to the extent described herein, interest for such interest period by increasing the principal amount of the Senior PIK Toggle Notes due 2021 or by issuing Senior PIK Toggle Notes due 2021 in a principal amount equal to such interest (in each case, “PIK Interest”) or by a combination of the two. Cash Interest will accrue on the Senior PIK Toggle Notes due 2021 at the rate of 11.00% per annum, and PIK Interest will accrue at the rate of 12.00% per annum.

The proceeds from the issuance of Senior PIK Toggle Notes due 2021 were used to redeem the entire amount outstanding under 11.25% Senior Secured Notes due 2017 including accrued interest, to pay the applicable “make whole” premium and to cover fees and expenses associated with the issuance of Senior PIK Toggle Notes due 2021.

The Senior PIK Toggle Notes due 2021 are collateralized with 170,593,112 (not in thousands) registered shares representing a 50.14% controlling stake in TVN S.A., excluding treasury shares held by TVN S.A., which are not admitted to trading on the Warsaw Stock Exchange and cash held in cash collateral account.

The following early repayment options are included in Senior PIK Toggle Notes due 2021:

•	the N-Vision Group may redeem all or, from time to time, part of Senior PIK Toggle Notes due 2021 on or after January 15, 2017 at a redemption price ranging from 105.500% to 100.000%;

•	Senior PIK Toggle Notes due 2021 may be redeemed, at the option of the N-Vision Group, in whole but not in part, at any time, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest, if any, up to the redemption date as a result of certain defined changes in tax laws or official interpretations regarding such laws;

•	if a change of control (not including where Canal+ Group would directly or indirectly acquire more than 50% of the TVN S.A. share capital) over TVN S.A. occurs, each registered holder of Senior PIK Toggle Notes due 2021 will have the right to require the N-Vision Group to repurchase all or any part of such Senior PIK Toggle Notes due 2021 at a purchase price in cash equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase;

•	at any time prior to January 15, 2017 the N-Vision Group may redeem Senior PIK Toggle Notes due 2021, in whole but not in part, at a price equal to 100% of the principal amount plus the applicable ‘make-whole’ premium and accrued and unpaid interest, if any, up to the redemption date.

	December 31, 2014
Fair value of the Notes	PLN	EUR
7.375% Senior Notes due 2020	2,025,232	475,150
7.875% Senior Notes due 2018	487,227	114,311
Senior PIK Toggle Notes due 2021	1,516,309	355,749

	4,028,768	945,210

Fair value of the Notes reflect their market price quoted by Reuters based on the last value date on December 31, 2014. The Notes are quoted on the Luxembourg Stock Exchange (Level 1 of the fair value hierarchy).

The N-Vision Group does not account for early repayment options embedded in the Notes because they are either closely related to the economic characteristics of the host contract or their fair value was assessed at a level close to nil.

These notes are an integral part of these consolidated financial statements.

F- 44 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

19.	BORROWINGS (CONTINUED)

The Revolving Credit Facility and the Cash Loan

On June 10, 2013 the N-Vision Group entered into an agreement with Bank Pekao S.A. pursuant to which the bank provided the N-Vision Group with a Revolving Credit Facility in the amount of 300,000 and granted a Cash Loan in the amount of EUR 25,000.

The Revolving Credit Facility can be used in form of a revolving credit line, overdraft or for bank guarantees and letters of credit. As of December 31, 2014 the Revolving Credit Facility was used only for the bank guarantees issued at 8,194.

The Cash Loan was utilized on August 5, 2013, it bears interest at a floating rate EURIBOR for the relevant interest period plus the bank’s margin and is carried at amortized cost using an effective interest rate of 3.8%. The Cash Loan and interest are repaid in quarterly instalments starting from November 5, 2013. The final repayment date is June 10, 2017. The carrying value of the Cash Loan is assumed to approximate its fair value.

The Revolving Credit Facility and the Cash Loan are secured by a mortgage on MBC Building and on the set of all receivables of TVN and TVN Media with registered and financial pledge and with assignment on collateral. The Revolving Credit Facility and the Cash Loan are also secured by the assignment of insurance policies of MBC Building and of insurance of receivables of TVN and TVN Media. The Revolving Credit Facility and the Cash Loan are also fully guaranteed by N-Vision Group’s subsidiaries, being TVN Finance Corporation III, Mango Media, TVN Online Investments Holding and TVN DTH Holdings.

The Revolving Credit Facility and the Cash Loan mature within four years starting from the date of conclusion of the agreement.

These notes are an integral part of these consolidated financial statements.

F- 45 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

20.	TRADE PAYABLES

December 31, 2014
Acquired programming rights payables	89,879
Related party payables (see Note 28 (iii))	35,243
Property, plant, equipment and intangible assets payables	9,972
Other trade payables	38,236

173,330
Less: current portion of trade payables	(161,895)

Non-current portion of trade payables	11,435

21.	OTHER LIABILITIES AND ACCRUALS

December 31, 2014
Sales and marketing related costs	61,725
VAT and other taxes payable	54,810
Employee benefits*	75,884
Accrued production and programming costs	15,113
Deferred income	11,314
Satellites	8,811
Other liabilities and accrued costs	109,355

337,012

*	Accrued employee benefits include an accrual for Long Term Incentive Plan expense, see Note 29

These notes are an integral part of these consolidated financial statements.

F- 46 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

22.	NOTE TO THE CONSOLIDATED CASH FLOW STATEMENT

		Year ended
	Note	December 31, 2014
Profit/ (loss) for the period		19,702
Income tax charge/ (credit)	23	1,592
Depreciation and amortization	6	71,507
Amortization of acquired programming rights and co-productions	6	146,301
Gain on accounts receivable	6	(628)
Loss on sale of property, plant and equipment		288
Interest income, finance expense and foreign exchange gains and losses, net	7	423,141
Share of (profits)/ losses of associates and joint ventures	25	(31,651)
Guarantee fee paid		(242)
Payments to acquire programming rights		(84,518)
Change in local production balance		6,533

Changes in working capital:
Trade receivables		(7,743)
Prepayments and other assets		(12,201)
Trade payables		7,527
Other short term liabilities and accruals		70,571

		58,154

Cash generated from operations		610,179

Non-cash transactions

Barter revenue, net		1,334

These notes are an integral part of these consolidated financial statements.

F- 47 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

23.	TAXATION

Year ended
December 31, 2014
Current tax credit	5,789
Deferred tax (charge)	(7,381)

(1,592)

Reconciliation of accounting profit/ (loss) to income tax (charge)/ credit

Profit/ (loss) before income tax	21,294
Income tax (charge)/credit at the enacted statutory rates	(26,969)
Impact of deferred tax asset recognized on tax value of brands recognized by TVN Media (see Note 3 (iv))	27,514
Impact of share of profits/ (losses) of associates and joint ventures	6,014
Impact of previous year’s tax returns corrections	4,766
Net tax impact of expenses and losses not deductible for tax purposes, revenue not taxable and other adjustments	(12,917)

Income tax (charge)/ credit	(1,592)

“Income tax (charge)/credit at the enacted statutory rates” was calculated based on the profit/ (loss) before intercompany transactions eliminations.

Year ended
December 31, 2014
Movements in deferred tax asset
As at January 1	319,130
(Charge)/ credit to the income statement	(7,384)
(Charge)/ credit to other comprehensive income	(285)

As at December 31	311,461

Movements in deferred tax liability
As at January 1	(5,822)
Credit to the income statement	3

As at December 31	(5,819)

The deferred tax asset is expected to be recovered:

December 31, 2014
Deferred tax asset, net

- Deferred tax asset, net to be realized after more than 12 months	176,102

- Deferred tax asset, net to be recovered within 12 months	129,540

305,642

These notes are an integral part of these consolidated financial statements.

F- 48 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

23.	TAXATION (CONTINUED)

The Company (N-Vision B.V.) is subject to taxation in Netherlands whereas all operating subsidiaries are subject to taxation in Poland.

The Dutch Tax authorities must impose a final tax CIT assessment within three years after the final date of which the tax return should have been filed. After the final tax assessment has been issued, the Dutch Tax authorities are allowed to impose an additional CIT assessment within five years after the date on which the tax return should have been filed. However, the Dutch Tax authorities may only impose an additional assessment when, for the Dutch Tax authorities, a new fact has occurred. In the situation that a taxpayer is mala fide, the Dutch Tax authorities are authorized to impose an additional assessment even if a new fact is absent.

In case the Dutch tax authorities make a mistake when they impose the CIT assessment and the mistake is knowable to the taxpayer or his advisor, the Dutch tax authorities could impose an additional assessment in case the amount of tax levied differs with more than 30%.

The term of five years will be extended to twelve years in situations that income emerges from (properties) abroad.

Moreover, when an additional tax assessment has been imposed, the Dutch Tax authorities may impose interest and penalties. The Company’s management is not aware of any circumstances which may give rise to a potential material liability in this respect.

In respect of the subsidiaries that are subject to taxation in Poland, the tax authorities may at any time inspect the books and records within five years from the end of the year when a tax declaration was submitted and may impose additional tax assessments with penalty interest and penalties. The N-Vision Group’s management is not aware of any circumstances which may give rise to a potential material liability in this respect.

Deferred income tax assets are recognized for tax loss carry-forwards and deductible temporary differences to the extent that the realization of the related tax benefit through future taxable profits is probable.

Management believes that it is probable that taxable profit will be available in the future against which the deductible temporary differences and tax loss carry-forwards can be utilized, and consequently has recognized deferred tax assets in the amount that reflects the assumed utilization of deductible temporary differences and tax losses. The deferred tax amounts were calculated using the enacted tax rate of 19% as at December 31, 2014.

Deferred tax assets not recognized are disclosed in Note 3 (iv).

These notes are an integral part of these consolidated financial statements.

F- 49 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

23.	TAXATION (CONTINUED)

	Differences in
	depreciation
	and
	amortization			Unrealised	Derivative	Unpaid		Tax
	rates for tax		Debt	foreign	financial	interest		losses
	and accounting	Provisions	issuance	exchange	assets/	accrued,		carry
	policies	and accruals	costs	differences	liabilities	net	Brands	forward	Total
Deferred tax asset/ (liability) as at January 1, 2014	13,178	56,755	(10,085)	(2,841)	231	1,202	21,698	233,170	313,308
Credited/ (charged) to the income statement	8,732	11,296	1,605	11,866	(85)	(1,574)	—	(39,221)	(7,381)
Charged to other comprehensive income	—	—	—	—	(285)	—	—	—	(285)

Deferred tax asset/ (liability) as at December 31, 2014	21,910	68,051	(8,480)	9,025	(139)	(372)	21,698	193,949	305,642

These notes are an integral part of these consolidated financial statements.

F- 50 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

24.	COMMITMENTS

The N-Vision Group has entered into a number of operating lease and other agreements. The commitments derived from these agreements are presented below.

(i)	Commitments to acquire programming

The N-Vision Group has outstanding contractual payment commitments in relation to programming. These commitments are scheduled to be paid as follows:

December 31, 2014
Due in 2014	—
Due in 2015	51,015
Due in 2016	88,551
Due in 2017	52,402
Due in 2018	14,078
Due in 2019	1,189

207,235

(ii)	Total future minimum payments relating to operating lease agreements

Total future minimum payments relating to operating lease agreements signed as at December 31, 2014 were scheduled to be paid as follows:

	Related	Non-related
	parties	parties	Total
Due in 2015	814	12,273	13,087
Due in 2016	21	8,996	9,017
Due in 2017	—	3,900	3,900
Due in 2018	—	3,900	3,900
Due in 2019	—	2,600	2,600

	835	31,669	32,504

Contracts signed with related parties relate to lease of office space and television studios from ITI Group and Onet.

Commitments in foreign currencies were calculated using exchange rates as at December 31, 2014.

Contracts signed with non-related parties relate to the lease of office space and television studios.

These notes are an integral part of these consolidated financial statements.

F- 51 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

24.	COMMITMENTS (CONTINUED)

In addition to the lease agreements disclosed above, the N-Vision Group has agreements with third parties for the use of satellite capacity. Under these agreements the N-Vision Group is obliged to pay annual fees as follows:

December 31, 2014
Due in 2014	—
Due in 2015	38,678
Due in 2016	41,153
Due in 2017	40,735
Due in 2018	18,888
Due in 2019	6,381
Due in 2020 and thereafter	7,444

153,279

Additionally, the N-Vision Group leases transmission sites and related services for an annual amount of 12,843.

25.	INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

			Polski
			Operator
	nC+	Onet	Telewizyjny	Total
Balance as at January 1, 2014	1,479,929	250,563	—	1,730,492
Share of profits/ (losses)	17,487	14,165	(1)	31,651
Share of other comprehensive income	3,928	—	—	3,928
Distribution received *	—	(8,133)	—	(8,133)
Other	4,504	—	15	4,519

Balance as at December 31, 2014	1,505,848	256,595	14	1,762,457

*	Redemption of Onet Holding’s shares

nC+

The N-Vision Group holds a 32% interest in ITI Neovision Group (“nC+”, ITI Neovision S.A. and its subsidiaries, previously Canal+ Cyfrowy S.A. and its subsidiaries, on June 2, 2014 Canal+ Cyfrowy S.A. merged with its subsidiary ITI Neovision S.A. with ITI Neovision S.A. as a surviving entity), Canal+ Group holds the 51% interest in nC+ and LGI Ventures B.V. (“UPC”) holds the remaining 17% interest in nC+. The N-Vision Group treats the investment in nC+ as a long-term investment. As the N-Vision Group has significant influence on, but not control over, nC+, the investment is classified as investment in associate and accounted for using the equity method.

These notes are an integral part of these consolidated financial statements.

F- 52 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

25.	INVESTMENTS IN ASSOCIATES AND JOINT VENTURES (CONTINUED)

The N-Vision Group’s investment in nC+ is held subject to the terms of a shareholders’ agreement, which includes provisions regarding the composition of the management and supervisory boards and the appointment of their members, an exit strategy and a list of matters which require the consent of TVN. According to the shareholders’ agreement nC+ shall distribute 75% of its distributable consolidated profits to shareholders in proportion to their pro rata share.

Canal+ Group has a call option to acquire TVN’s 32% of nC+ at market value, which is exercisable during the three month periods beginning November 30, 2015 and November 30, 2016. Additionally, TVN and Canal+ Group each has the right following the call option periods to sell its interest in nC+ (with Canal+ Group having the right to require TVN to sell its shares in nC+ on the same terms) and if not exercised, TVN has the right to require nC+ to undertake an initial public offering.

The tables below provide summarised financial information of nC+. The information disclosed reflects the amounts presented in the accounts of nC+ and not the N-Vision Group’s share of those amounts. They have been amended to reflect adjustments made by the N-Vision Group when using the equity method, being mainly fair value adjustments.

Summarised Balance Sheet

December 31, 2014
Assets
Non-current assets	1,494,483
Current assets, including:	774,968
- cash and cash equivalents	305,248
2,269,451

Liabilities
Non-current liabilities, including:	448
- non-current financial liabilities	447
Current liabilities, including:	909,755
- current financial liabilities	6,673
910,203

Reconciliation of the Summarised Balance Sheet to the carrying amount of the investment

December 31, 2014
Net assets	1,359,248
TVN Group share	32%
434,959
Goodwill	1,070,889

Carrying amount of the investment	1,505,848

During the year ended December 31, 2014 the N-Vision Group adjusted the calculation of implied goodwill related to the investment in associate nC+ by recognising an additional provision of 20,972 and decreasing deferred tax asset by 663, therefore the N-Vision Group’s share in net assets of nC+ decreased by 6,923 and implied goodwill increased by 6,923. Adjustment did not impact consolidated balance sheet and consolidated income statement of the N-Vision Group.

These notes are an integral part of these consolidated financial statements.

F- 53 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

25.	INVESTMENTS IN ASSOCIATES AND JOINT VENTURES (CONTINUED)

Summarised Statement of Comprehensive Income

Year ended
December 31, 2014
Revenue	2,147,971
Depreciation and amortization	(206,964)
Interest income	8,889
Interest expense	(305)
Income tax (charge)/ credit	(17,778)

Profit/ (loss) for the period	54,647
Other comprehensive income/ (loss)	12,275

Total comprehensive income/ (loss) for the period	66,922

Onet

The N-Vision Group, through TVN Online Investments Holding, holds a 25% interest in Onet Holding Group (Onet Holding Sp. z o.o. and its subsidiaries, “Onet”), RAS holds the remaining 75% interest in Onet. The N-Vision Group treats the investment in Onet as a long-term investment. As the N-Vision Group has significant influence on, but not control over, Onet, the investment is classified as investment in associate and accounted for using the equity method.

The shareholders’ agreement, which regulates the cooperation between TVN and RAS with respect to Onet Holding and, indirectly, Onet Group (Grupa Onet.pl S.A. and its subsidiaries), contains in particular a swap option for TVN to exchange a number of TVN’s (its subsidiaries’) shares in the Onet Holding for the shares in RAS (option valid if RAS conducts an initial public offering).

Furthermore, under the shareholders’ agreement the following options are granted:

•	the first put option for TVN (or its subsidiary) to sell all its shares in Onet Holding to RAS at any time during (i) the 90-day period commencing on January 1, 2016 or (ii) the 20 business day period commencing after Onet Holding’s shareholders meeting has approved its financial statements for the most recently concluded financial year, whichever period ends later; and

•	the call option for RAS to acquire the shares in Onet Holding’s share capital from TVN (or its subsidiary) at any time during (i) the 90-day period commencing on January 1, 2017 or (ii) the 20 business day period commencing after Onet Holding’s shareholders meeting has approved its financial statements for the most recently concluded financial year, whichever period ends later; and

•	the second put option for TVN (or its subsidiary) to sell all its shares in Onet Holding to RAS at any time within 60 days following the expiry date of the call option period.

The shareholders’ agreement contains also the standard “joint-exit” clauses allowing TVN and RAS to sell jointly all their shares in Grupa Onet.pl held directly or indirectly (drag-along and tag-along rights). The shareholders’ agreement contains also a call option for RAS in the event that TVN no longer controls, directly or indirectly, its stake in Onet Holding.

According to the shareholders’ agreement Onet shall distribute at least 70% of its distributable consolidated profits to shareholders in proportion to their pro rata share.

These notes are an integral part of these consolidated financial statements.

F- 54 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

25.	INVESTMENTS IN ASSOCIATES AND JOINT VENTURES (CONTINUED)

The tables below provide summarised financial information of Onet. The information disclosed reflects the amounts presented in the accounts of Onet and not the N-Vision Group’s share of those amounts. They have been amended to reflect adjustments made by the N-Vision Group when using the equity method, being mainly fair value adjustments.

Summarised Balance Sheet

December 31, 2014
Assets
Non-current assets	426,188
Current assets, including:	83,128
- cash and cash equivalents	51,565
509,316

Liabilities
Non-current liabilities	38,504
Current liabilities, including:	77,544
- current financial liabilities	6,841
116,048

Reconciliation of the Summarised Balance Sheet to the carrying amount of the investment

December 31, 2014
Net assets	393,268
TVN Group share	25%
98,317
Goodwill	238,278
Impairment recognized in prior year	(80,000)

Carrying amount of the investment	256,595

Summarised Statement of Comprehensive Income

Year ended
December 31, 2014
Revenue	228,568
Depreciation and amortization	(46,931)
Interest income	1,426
Interest expense	(11)
Income tax credit/ (charge)	28,994
Profit for the period	56,660

Total comprehensive income for the period	56,660

These notes are an integral part of these consolidated financial statements.

F- 55 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

26.	NON-CONTROLLING INTERESTS

N-Vision Group hold indirectly (through its 100% owned subsidiary – PTH) 51,13% interest in TVN Group (and its subsidiaries) (see Note 27); apart from TVN Group there are no other subsidiaries in N-Vision Group with material NCI. Set out below is the summarized financial information for the TVN Group – as none of the subsidiary in TVN Group is material and that has non-controlling interests (“NCI”) that is material to the N-Vision Group. The amounts disclosed below are before inter-company eliminations between TVN Group and the Company.

Summarised Balance Sheet of TVN Group

December 31, 2014
Assets
Non-current assets	2,838,996
Current assets	981,879

3,820,875

Liabilities
Non-current liabilities	2,348,667
Current liabilities	530,198

2,878,865

Net assets	942,010

Accumulated NCI on TVN Group	458,867

Summarised Statement of Comprehensive Income/ (loss) of TVN Group

Year ended
December 31, 2014
Revenue	1,593,804
Profit/ (loss) for the period	163,309
Other comprehensive income/ (loss)	5,198

Total comprehensive income/ (loss) for the period	168,507

Total comprehensive income/ (loss) allocated to NCI	79,614

Dividends paid to NCI	—

Summarised Cash Flows of TVN Group

Year ended
December 31, 2014
Net cash generated from operating activities	610,461
Net cash (used in)/ generated by investing activities	(98,646)
Net cash used in financing activities	(638,748)

(Decrease)/ increase in cash and cash equivalents	(126,933)

These notes are an integral part of these consolidated financial statements.

F- 56 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

26.	NON-CONTROLLING INTERESTS (CONTINUED)

Transactions with non-controlling interests during the year ended December 31, 2014 are presented below:

(i)	Disposal of 0.92% of TVN shares

During the year ended December 31, 2014 certain key employees of TVN exercised their rights under the C1, C2, C3, E1, E2, E3 and E4 tranches of its share option plan, resulting in conversion of 6,254,158 (not in thousands) options into shares (see Note 29). This exercise effected a 0.92% dilution of the ownership of the N-Vision Group in TVN. The effect of the dilution on the shareholders’ equity is presented below.

Proceeds from sale:
- Cash consideration from sale	69,038
Share of net assets	(43,029)

Effect on transaction with NCI recognised in equity	26,009

(ii)	Share buyback program

During the year ended December 31, 2014 the N-Vision Group also completed the first and the second tranche of the share buyback program under which the N-Vision Group acquired from non-controlling interest 2,445,500 (not in thousands) TVN shares and 3,668,250 (not in thousands) TVN shares, respectively. For the details of the program see Note 18.

These notes are an integral part of these consolidated financial statements.

F- 57 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

27.	GROUP COMPANIES, JOINT VENTURES AND ASSOCIATES

These consolidated financial statements as at December 31, 2014 comprised the Company and the following subsidiaries (the N-Vision Group), joint ventures and associates:

			N-Vision’s direct ownership interest
Direct interest	Country of incorporation	Principal activity	Relationship	December 31, 2014%
Polish Television Holding B.V.	The Netherlands	Holding company	Subsidiary	100%

Indirect interest through PTH*

*	As of December 31, 2014 TVN holds 12,500,000 its treasury shares, which are yet not redeemed and cancelled, but are excluded from calculations of PTH ownership interest in TVN.

			December 31,
	Country of		2014 Ownership
	incorporation	Principal activities	%
Subsidiaries held through PTH (effective)
Television broadcasting and production segment
TVN S.A.	Poland	Television broadcasting and production	51.13

Subsidiaries of TVN (effective)
TVN Media Sp. z o.o.	Poland	Brokerage services related to sale of television and online advertising, licensing of brands and activities of an advertising agency	51.13
Stavka Sp. z o.o.	Poland	Operation of TTV channel	51.13
NTL Radomsko Sp. z o.o.	Poland	Operation of NTL Radomsko channel	51.13
Veedo Sp. z o.o.	Poland	Operation of a video-sharing portal	51.13
Tivien Sp. z o.o.	Poland	Technical and broadcasting services	51.13
El-Trade Sp. z o.o.	Poland	Customs and transport services	51.13
Thema Film Sp. z o.o.	Poland	No operating activities	51.13
Teleshopping segment
Mango Media Sp. z o.o.	Poland	Teleshopping	51.13
Other subsidiaries
TVN Finance Corporation II AB	Sweden	No operating activities	51.13
TVN Finance Corporation III AB	Sweden	Financing activities	51.13
TVN Holding S.A.	Poland	No operating activities	51.13
TVN Online Investments Holding B.V.	The Netherlands	Holding company	51.13
TVN DTH Holdings S.à r.l.	Luxembourg	Holding company	51.13
Joint ventures (nominal)
Polski Operator Telewizyjny Sp. z o.o.	Poland	No operating activities	50
Associates (nominal)
ITI Neovision Group (“nC+”) (1)	Poland	Operation of nC+ DTH platform	32
Onet Holding Group (“Onet”) (2)	Poland	Operation of Onet.pl portal	25

These notes are an integral part of these consolidated financial statements.

F- 58 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

27.	GROUP COMPANIES, JOINT VENTURES AND ASSOCIATES (CONTINUED)

(1)	Up to June 2, 2014 Canal+ Cyfrowy Group (see Note 25), ITI Neovision Group includes ITI Neovision S.A. (up to July 12, 2013 ITI Neovision Sp. z o.o.), its subsidiaries (Cyfrowy Dom Sp. z o.o., Neovision UK Ltd) and a joint venture (MGM Chanel Poland Ltd)
(2)	Onet Holding Group includes Onet Holding Sp. z o.o. (up to April 2, 2013 Vidalia Investments Sp. z o.o.), its subsidiaries (Grupa Onet.pl S.A., DreamLab Onet.pl Sp. z o.o., OnetM Sp. z o.o., OnetMarketing Sp. z o.o., GoBrands Sp. z o.o., Skąpiec.pl Sp. z o.o., Opineo Sp. z o.o.), a joint venture (Media Impact Polska Sp. z o.o.) and an associate (Polskie Badania Internetu Sp. z o.o.)

The share capital percentage owned by the N-Vision Group equals the percentage of voting rights in each of the above entities.

28.	RELATED PARTY TRANSACTIONS

(i)	Revenue:

Year ended
December 31, 2014
nC+	36,473
ITI Group	2,240
Onet	809
Wydawnictwo Pascal	362

39,884

Revenue from nC+ includes mainly subscription fees and revenue from technical services rendered, net of commissions.

(ii)	Operating expenses:

Year ended
December 31, 2014
ITI Group	29,427
Onet	7,118
nC+	1,439
Wydawnictwo Pascal	5
Directors of ITI Group	—

37,989

Operating expenses from ITI Group comprise the provision of certain management, sales and financial advisory services, real estate maintenance services, rent of office premises and other services.

During the year ended December 31, 2014 total expenses from ITI Group amounted to 29,690 (see Note 19).

Directors of ITI Group provided consulting services to the N-Vision Group. No remuneration was paid by the Company to its Management Board members during the year ended December 31, 2014.

These notes are an integral part of these consolidated financial statements.

F- 59 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

28.	RELATED PARTY TRANSACTIONS (CONTINUED)

(iii)	Outstanding balances arising from sale/ purchase of goods and services:

December 31, 2014
Receivables:
nC+	6,156
Wydawnictwo Pascal	880
ITI Group	249
Onet	45

7,330

December 31, 2014
Payables:
ITI Group	23,744
nC+	10,573
Onet	910
Wydawnictwo Pascal	16

35,243

(iv)	Lease commitments with related parties

See Note 24 for further details.

(v)	Other

As of December 31, 2013 the N-Vision Group issued guarantees in the total amount of 215,207 on the N-Vision Group’s behalf relating to the liabilities of nC+, all these guarantees have been cancelled by December 31, 2014. During the year ended December 31, 2014 the N-Vision Group recorded finance income related to these guarantees of 258.

As of December 31, 2014 ITI Holdings has provided guarantees in the total amount of USD 3,559 in respect of programming rights purchased and broadcast by the N-Vision Group. During the year ended December 31, 2014 the N-Vision Group recorded finance costs related to ITI Holdings guarantees of 263.

In October 2014 the N-Vision Group acquired from Telewizja Religia Sp. z o.o. rights to programming content for a consideration of 3,000 and Religia.tv brand for a consideration of 2,250 (see Note 10). Telewizja Religia Sp. z o.o. is a subsidiary of the ITI Group.

These notes are an integral part of these consolidated financial statements.

F- 60 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

28.	RELATED PARTY TRANSACTIONS (CONTINUED)

(vi)	TVN Management Board compensation

TVN Management Board cash compensation for the year ended December 31, 2014 amounted to 19,418 (the year ended December 31, 2013: 15,380).

	Year ended	Year ended
	December 31, 2014	December 31, 2013
Markus Tellenbach	8,058	6,365
John Driscoll	3,251	3,212
Piotr Korycki	1,601	1,099
Maciej Maciejowski	1,127	842
Edward Miszczak	2,239	1,599
Adam Pieczyński	1,703	1,229
Piotr Tyborowicz	1,439	1,034

	19,418	15,380

Please refer to Note 29 for details of the Long Term Incentive Plan for the TVN Management Board members.

(vii)	TVN Supervisory Board compensation

TVN Supervisory Board cash compensation for the year ended December 31, 2014 amounted to 1,428 (the year ended December 31, 2013: 1,394).

	Year ended	Year ended
	December 31, 2014	December 31, 2013
Wojciech Kostrzewa	144	153
Bertrand Meheut	96	98
Arnold Bahlmann	120	121
Rodolphe Belmer	120	118
Michał Broniatowski	120	112
Paweł Gricuk	156	154
Sophie Guieysse	156	148
Wiesław Rozłucki	144	142
Bruno Valsangiacomo	84	84
Piotr Walter	144	132
Aldona Wejchert	144	132

	1,428	1,394

29.	LONG TERM INCENTIVE PLAN

On November 7, 2013 the Supervisory Board of TVN approved a five year management incentive and retention plan effective January 1, 2014 (“Long Term Incentive Plan”, “LTIP”, the “Plan”). The Plan has been designed to incentivize TVN management to create short and mid-term value in excess of the shareholders’ expectations and to enhance the value from any change of control transaction which may occur, and to retain the present management board over the term of the Plan. The Plan is divided into three components:

•	Retention component,

•	Performance component and

•	Transaction component.

These notes are an integral part of these consolidated financial statements.

F- 61 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

29.	LONG TERM INCENTIVE PLAN (CONTINUED)

The TVN management is entitled to a minimum cash payment of 21,000 (18,900 of which has been allotted) up to a theoretical maximum of 63,000 (56,700 of which has been allotted) in total under the first two components of the Plan. The actual amount paid will depend on continuous employment in the period 2014 – 2018, and exceeding certain short and mid-term performance targets as defined by the Supervisory Board of TVN. Any payments under the plan have been limited to the earlier of: i) statutory retirement or death or disability, ii) change of control date, or iii) the end of the Plan term. At the end of each reporting period the liability related to the Plan is estimated based on current expectations towards meeting the performance criteria, with an assumption that the plan is finalised in 2018, and the respective portion attributable to a particular period is expensed. Staff expenses for the year ended December 31, 2014 include an expense related to the first two components of the Plan in the total amount of 8,915 (see Note 6 and 21).

Under the transaction component of the Plan, the TVN management is entitled to an excess transaction value payment in the event of a change of control over TVN within 2014 - 2018. The payment (which is capped at 42,000 for 100% of the component and at 38,700 allotted) will amount to 5% of any excess of the transaction price from the sale of the TVN over the “anticipated TVN value”, which had been established at the inception of the Plan by reference to the fair value of the whole TVN, adjusted upwards in each of the years of the Plan. This component of the Plan is classified as a cash-settled share based payment. The liability related to the transaction component is measured at each balance sheet date at fair value. The change in fair value of this liability is recognised in the consolidated income statement for the period.

As outlined in Note 32, in March 2015 ITI Group and Canal+ Group jointly entered into agreement to sell their investment in TVN. The transaction is subject to customary conditions precedent including regulatory approvals. Once the transaction is finalized the payments due under the Plan will be accelerated, specifically, in the case of a change of control, the performance and transaction components would be measured until the end of the quarter in which a transaction would close, and would be paid within 40 days thereafter. In the case of the retention component, the retention period would be shortened to 18 months after the transaction closing date, with retention payments for the entire retention value occurring within 40 days thereafter.

As a result of the anticipated acceleration of the payments due under the Plan the N-Vision Group recognized an additional incremental charge of 7,653 related to the retention and performance components.

Additionally, taking into account the details of transaction included in the above mentioned agreement, the N-Vision Group as at December 31, 2014 fair valued the liability related to the transaction component at 24,496 The N-Vision Group estimates that entire allotted value of the transaction component of 38,700 will be paid out, the charge recognized for the year ended December 31, 2014 takes into account the potential timing of the transaction and the relevant discount factor. The entire allotted value of the transaction component will be recognised in the consolidated income statement in the period up to the transaction closing date.

The total incremental Long Term Incentive Plan charge related to the transaction recognized during the year ended December 31, 2014 amounts to 32,149 (see Note 6) and is presented in a separate line Incremental costs related to the potential change of control transaction in the consolidated income statement.

These notes are an integral part of these consolidated financial statements.

F- 62 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

30.	SHARE-BASED PAYMENTS

Share options were granted by TVN to certain Management Board members, employees and co-workers who were of key importance to the N-Vision Group. Share options were granted under two share option plans:

(i)	TVN Incentive Scheme I introduced on December 27, 2005,

(ii)	TVN Incentive Scheme II introduced on July 31, 2006 as part of the acquisition of Grupa Onet.pl.

All options vested in prior years. The N-Vision Group had no legal or constructive obligation to repurchase or settle the options in cash.

The stock option plan was service related.

The TVN Incentive Schemes expired on December 31, 2014.

Movements in the number of share options outstanding and their related weighted average exercise prices are as follows (not in thousands):

	Year ended
	December 31, 2014
	Weighted
	average
	exercise price	Outstanding options
As at January 1	PLN 11.00	6,508,873
Exercised	PLN 11.04	(6,254,158)
Expired	PLN 9.93	(254,715)

As at December 31	—	—

31.	FINANCIAL RISK MANAGEMENT

31.1.	Capital risk management

The N-Vision Group’s objectives when managing capital risk are to safeguard the N-Vision Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the N-Vision Group may adjust the amount of dividends paid to shareholders, issue new shares, draw borrowings or sell assets to reduce debt.

The N-Vision Group monitors capital on the basis of the net debt to Adjusted EBITDA ratio of TVN Group. Under the rules of the Senior PIK Toggle Notes due 2021 (see Note 19) no additional indebtedness is allowed at the Company level. Since the Company does not conduct any operating activity, the ongoing monitoring of the net debt to Adjusted EBITDA ratio is conducted at the TVN Group level.

Net debt represents the nominal value of borrowings of the TVN Group (see Note 19) payable at the reporting date including accrued interest less cash and cash equivalents and bank deposits with maturity over three months. Adjusted EBITDA is calculated for the last twelve months. The TVN Group defines EBITDA as profit/ (loss) for the period, as determined in accordance with IFRS, before depreciation and amortization (other than for programming rights), impairment charges and reversals on property, plant and equipment and intangible assets, interest income, finance expense, foreign exchange gains and losses and income taxes. The reconciling item between EBITDA and reported operating profit is depreciation and amortization expense and impairment charges and reversals on property, plant and equipment and intangible assets. EBITDA is not an IFRS measure and should not

These notes are an integral part of these consolidated financial statements.

F- 63 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

be considered as an alternative to IFRS measures of profit/ (loss) for the period, as an indicator of operating performance, as a measure of cash flow from operations under IFRS, or as an indicator of liquidity. EBITDA is not a uniform or standardized measure and the calculation of EBITDA, accordingly, may vary significantly from company to company, and by itself the TVN Group’s presentation and calculation of EBITDA may not be comparable to that of other companies.

The TVN Group defines Adjusted EBITDA as EBITDA excluding impairment, share of profits/ (losses) of associates and joint ventures and one-off transactions but including dividends and other distributions received from associates and joint ventures.

Year ended
TVN Group	December 31, 2014
Net debt	2,078,523
EBITDA	516,695

Share of profits of associates and joint ventures	(31,651)

Dividends and other distributions received from associates	8,133

Incremental costs related to the potential change of control transaction	37,263

Adjusted EBITDA	530,440
Net debt to Adjusted EBITDA ratio	3.9

This reported net debt to Adjusted EBITDA ratio is a key financial management ratio, irrespective of whether existing or future contractual leverage ratios vary. This ratio is used as a benchmark for external comparative purposes, and is an important criteria, factored in by management, when taking almost any decision related to both present and future investing and financing decisions, in particular when assessing the N-Vision Group’s ability to acquire, dispose or exchange assets, and when raising, repaying or refinancing external debt.

Subject to changes in EUR/ PLN foreign exchange rate and the impact of any possible strategic investment or financing opportunities, the N-Vision Group’s goal is to lower both its gross and net debt to Adjusted EBITDA ratios.

31.2.	Financial risk factors

Within the N-Vision Group’s organizational and functional structure, the Company plays the role of an investment holding company and the N-Vision Group’s operating activity is conducted through the TVN Group. As a result, financial risks existing at the level of the Company and its subsidiary PTH are handled by the Management Board of the Company, while the risks existing at the level of the TVN Group are handled by relevant management bodies of the TVN Group.

The N-Vision Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The N-Vision Group’s overall risk management process focuses on the unpredictability of financial markets and aims to minimize potential adverse effects on the N-Vision Group’s financial performance. The N-Vision Group uses derivative financial instruments to hedge certain risk exposures when hedging instruments are assessed to be effective from cost and cash flow perspective.

These notes are an integral part of these consolidated financial statements.

F- 64 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

Financial risk management is carried out by the N-Vision Group under policies approved by the Management Board and Supervisory Board. The N-Vision Group Treasury Policy lays down the guidelines to manage financial risk and liquidity, through determination of the financial risk factors to which the N-Vision Group is exposed and their sources. Details of the duties, activities and methodologies used to identify, measure, monitor and report risks as well as forecast cash flows, finance maturity gaps and invest free cash resources are contained in approved supplementary written instructions.

The following organizational units within the N-Vision Group’s financial department participate in the risk management process: risk committee, liquidity management team, risk management team, financial planning and analyzing team and accounting and reporting team. The risk committee is composed of the Vice-President of the Management Board responsible, inter alia, for the N-Vision Group’s financial reporting and heads of the teams within the N-Vision Group’s operational control and financial department. The risk committee meets monthly and based on an analysis of financial risks recommends financial risk management strategy, which is approved by the Management Board. The Supervisory Board approves risk exposure limits and is consulted prior to the execution of significant hedging transactions. The financial planning and analyzing team measures and identifies financial risk exposure based on information reported by operating units generating exposure. The liquidity management team performs analysis of the N-Vision Group’s risk factors, forecasts the N-Vision Group’s cash flows and market and macroeconomic conditions and proposes cost-effective hedging strategies. The accounting and reporting team monitors the accounting implications of hedging strategies and verifies settlement of the transactions.

(i)	Market risk

Market risk related to the Notes

The Notes are listed on the Luxembourg Stock Exchange. The price of the Notes depends on the N-Vision Group’s creditworthiness and on the relative performance of the bond market as a whole. The N-Vision Group does not account for early repayment options embedded in the Notes because they are either closely related to the economic characteristics of the host contract or their fair value was assessed at a level close to nil. The Notes are carried at amortized cost. The N-Vision Group is therefore not exposed to changes in the market price of the Notes.

Foreign currency risk

The foreign currency risk arises only from transactions and balances listed below denominated in EUR and USD carried at the TVN Group level which has the functional currency PLN.

The N-Vision Group’s revenue is primarily denominated in Polish zloty (“PLN”) which is the functional currency of all operational subsidiaries (TVN and TVN’s subsidiaries). Foreign exchange risk of the N-Vision Group arises mainly from the assets and liabilities of TVN Group denominated in the currency other than PLN which is the functional currency of TVN Group i.e. TVN Group’s liabilities in respect of the 7.375% Senior Notes due 2020, the 7.875% Senior Notes due 2018, the Cash Loan and cash and cash equivalents of TVN Group all denominated in EUR and liabilities to suppliers of foreign programming rights, satellite costs and rental costs denominated in USD or EUR.

These notes are an integral part of these consolidated financial statements.

F- 65 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

Other assets, liabilities and costs of TVN Group are predominantly denominated in PLN therefore not exposed to the foreign currency risk.

All assets and liabilities of the Company and its subsidiary PTH are denominated in EUR which is the functional currency of these entities therefore do not expose the Group to the foreign currency risk.

The N-Vision Group’s policy in respect of management of foreign currency risks is to cover known risks in an efficient manner, both from a cost and cash flow perspective, and that no trading in financial instruments is undertaken. Following evaluation of its exposures the N-Vision Group enters into derivative financial instruments to manage these exposures. Call options, swaps and forward exchange agreements may be entered into to manage currency exposures. Regular and frequent reporting to management is required for all transactions and exposures.

The estimated profit/ loss for the period (post-tax) impact on balances as of December 31, 2014 of a reasonably possible EUR appreciation of 5% against PLN, with all other variables held constant and without taking into account any derivative financial instruments entered into to mitigate EUR fluctuations, on the major EUR denominated items in the balance sheet amounts to a loss of 97,582 and is presented below:

Year ended
December 31, 2014
Assumed EUR appreciation against PLN:	5%
Liabilities:
7.375% Senior Notes due 2020 and 7.875% Senior Notes due 2018 including accrued interest	(93,686)
The Cash Loan	(3,252)
Trade payables	(308)
Other	(1,317)
Assets:
Cash and cash equivalents	900
Trade receivables	81

(97,582)

The estimated profit/ loss for the period (post-tax) impact on balances as of December 31, 2014 of a reasonably possible USD appreciation of 5% against PLN, with all other variables held constant and without taking into account any derivative financial instruments entered into to mitigate USD fluctuations, on the major USD denominated items in the balance sheet amounts to a loss of 2,681.

The profit/ loss for the period impact of possible foreign currency fluctuations is partially limited by derivative instruments entered into by the N-Vision Group (see Note 13).

Cash flow and fair value interest rate risk

The N-Vision Group’s exposure to interest rate risk arises on interest bearing assets and liabilities. The main interest bearing items are the Notes and the Cash Loan (see Note 19).

As the Notes are at a fixed interest rate, the N-Vision Group is exposed to fair value interest rate risk in this respect if interest rates decline. Since the Notes are carried at amortized cost, the changes in fair values of these instruments do not have a direct impact on valuation of the Notes in the balance sheet.

These notes are an integral part of these consolidated financial statements.

F- 66 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

The Cash Loan bears interest at a variable rate linked to EURIBOR and therefore exposes the N-Vision Group to interest rate risk if interest rates increase. As at December 31, 2014, if EURIBOR interest rates had been 50 b.p. higher/ lower with all other variables held constant, the post-tax profit for the period would have been 50 lower/higher.

The N-Vision Group did not consider it cost effective to hedge or otherwise seek to reduce interest rate risk as of December 31, 2014.

(ii)	Credit risk

Financial assets, which potentially expose the N-Vision Group to concentration of credit risk, consist principally of trade receivables and related party receivables. The N-Vision Group places its cash and cash equivalents, restricted cash and bank deposits with maturity over three months with financial institutions that the N-Vision Group believes are credit worthy based on current credit ratings (see Note 16). The N-Vision Group does not consider its current concentration of credit risk as significant.

The N-Vision Group defines credit exposure as total outstanding receivables (including overdue balances) and monitors the exposure regularly on an individual basis by paying counterparty.

The N-Vision Group performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. Customers with poor or no history of payments with the N-Vision Group, with low value committed spending or assessed by the N-Vision Group as not credit worthy are required to pay before the service is rendered. Credit is granted to customers with a good history of payments and significant spending who are assessed credit worthy based on internal or external ratings. The N-Vision Group performs ongoing evaluations of the market segments focusing on their liquidity and creditworthiness and the N-Vision Group’s credit policy is appropriately adjusted to reflect current and expected economic conditions.

The majority of the N-Vision Group’s sales are made through advertising agencies (84% of the total trade receivables as of December 31, 2014) who manage advertising campaigns for advertisers and pay the N-Vision Group once payment has been received from the customer.

The N-Vision Group’s top ten advertisers accounted for 15% and the single largest advertiser accounted for 2% of sales for the year ended December 31, 2014. Generally advertising agencies in Poland are limited liability companies with little recoverable net assets in case of insolvency.

The major players amongst the advertising agencies in Poland with whom the N-Vision Group co-operates are subsidiaries and branches of large international companies of good reputation. To the extent that it is cost-efficient the N-Vision Group mitigates credit exposure by use of a trade receivable insurance facility from a leading insurance company.

The table below analyses the N-Vision Group’s trade receivables by category of customers:

Trade receivables (net)	December 31, 2014
Receivables from advertising agencies	84%
Receivables from individual customers	14%
Receivables from related parties	2%

100%

These notes are an integral part of these consolidated financial statements.

F- 67 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

Credit concentration of the five largest counterparties measured as a percentage of the N-Vision Group’s total trade receivables:

Trade receivables (net)	December 31, 2014
Agency A	14%
Agency B	10%
Agency C	8%
Agency D	6%
Agency E	5%

Sub-total	43%
Total other counterparties	57%

100%

Certain advertising agencies operating in Poland as separate entities are part of international financial groups controlled by the same ultimate shareholders. Credit concentration of the N-Vision Group aggregated by international agency groups, measured as a percentage of the N-Vision Group’s total trade receivables is presented below:

Trade receivables (net)	December 31, 2014
Agency Group F	30%
Agency Group G	14%
Agency Group H	14%
Agency Group I	12%
Agency Group J	6%

Sub-total	76%
Total other counterparties	24%

100%

Management does not expect any significant losses with respect to amounts included in the trade receivables from non-performance by the N-Vision Group’s customers as at December 31, 2014.

(iii)	Liquidity risk

The N-Vision Group maintains sufficient cash to meet its obligations as they become due. Management monitors regularly expected cash flows. The N-Vision Group expects that its principal future cash needs will be capital and financing expenditures relating to dividends and share buyback, capital investment in television and broadcasting facilities and equipment, debt service on the Notes and the Cash Loan and the launch of new thematic channels and internet services. The N-Vision Group believes that its cash balances and cash generated from operations will be sufficient to fund these needs.

However, if the operating cash flows of the N-Vision Group are negatively affected by a prolonged economic slow-down or clients’ financial difficulties the N-Vision Group will review its cash needs to ensure that its existing obligations can be met for the foreseeable future. As at December 31, 2014 the N-Vision Group had cash and cash equivalents and bank deposits with maturity over three months totalling 315,763 at its disposal. As at December 31, 2014 the N-Vision Group had also restricted cash in the amount of 91,371.

These notes are an integral part of these consolidated financial statements.

F- 68 -

N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

On a standalone basis PTH is reliant on TVN distribution to its shareholders to finance the coupon payments of the Senior PIK Toggle Notes due 2021. The ability of TVN to distribute funds to its shareholders is dependent on TVN Group’s ability to generate sufficient operating cash flows, which may be negatively affected by the circumstances described above as well as by the adverse movements in foreign exchange rates or by the change in TVN’s dividend policy or ability to distribute dividends or make other distributions under the indentures relating to their 7.375% Senior Notes due 2020 and 7.875% Senior Notes due 2018. PTH may not have sufficient cash to pay the entire interest due on the Senior PIK Toggle Notes due 2021 in cash and may have to elect to increase the principal amount of the Senior PIK Toggle Notes due 2021 (see note 19), this option will significantly improve the PTH’s liquidity position.

The table below analyses the N-Vision Group’s non-derivative* financial liabilities that will be settled into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The balances in the table are the contractual undiscounted cash flows including interest and excluding the impact of early repayment options. Balances due within 12 months equal their carrying balances.

	Within	Between	Above
	1 year	1-2 years	2 years
At December 31, 2014
The Notes	312,850	312,850	4,829,338
The Cash Loan	23,459	22,827	37,887
Trade payables	161,895	11,435	—
Other liabilities and accruals	227,137	3,243	17,419

	725,341	350,355	4,884,644

*	The N-Vision Group’s derivative financial instruments are in hedge relationships and are due to settle within one year of the balance sheet date. These contracts require undiscounted contractual cash outflows of 113,432 and undiscounted contractual cash inflows of 114,165.

31.3.	Fair value estimation

The fair value of foreign exchange forward contracts is determined based on valuations performed by the banks that hold the instruments.

The carrying value less impairment provision of trade receivables and trade payables is assumed to approximate their fair value due to the short-term nature of trade receivables and trade payables.

The fair value of the borrowings is disclosed in the Note 19.

These notes are an integral part of these consolidated financial statements.

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N-Vision Group

Notes to the Consolidated Financial Statements

(Expressed in PLN, all amounts in thousands, except as otherwise stated)

31.	FINANCIAL RISK MANAGEMENT (CONTINUED)

31.4.	Consideration of the current economic environment

Macroeconomic risks in both western and eastern Europe remain elevated due to the on-going issues in respect of the common currency and sovereign debt, as well as the recent geopolitical risk in neighbouring countries. Management is unable to reliably estimate the effects on the N-Vision Group’s financial position of the above issues and believes it is taking all the necessary measures to support the sustainability and growth of the N-Vision Group’s businesses under the current circumstances.

32.	EVENTS AFTER THE REPORTING PERIOD

On March 14, 2015 the ITI Group and Canal+ Group acting as Sellers entered into a share purchase agreement (“SPA”) with Southbank Media Ltd., London, a member of the Scripps Networks Interactive Inc. Group, a U.S. domiciled corporation.

Under the terms of the SPA, N-Vision B.V., Amsterdam, which at completion will directly and indirectly hold a 52.7% controlling stake in TVN, will be acquired by Southbank Media Ltd, London, for cash consideration of EUR 584 million. Southbank Media Ltd., London, will assume the EUR 300 million 11%/12% Senior PIK Toggle Notes issued by Polish Television Holdings B.V. The transaction remains subject to regulatory approval.

These notes are an integral part of these consolidated financial statements.

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